UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14A-12

Magnetek, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

N49 W13650 Campbell Drive

Menomonee Falls, Wisconsin  53051

September 19, 2011

Dear Stockholder:

It is our pleasure to invite you to the 2011 Annual Meeting of Stockholders of Magnetek, Inc., which will be held on Wednesday, November 9, 2011 at 10:00 a.m. Central Standard Time. During the meeting, we will discuss the items of business described in the attached Notice of Annual Meeting of Stockholders and Proxy Statement. There will also be a report on Magnetek’s business operations and an opportunity to ask questions. A representative of Ernst & Young LLP, Magnetek’s independent registered public accounting firm for fiscal year 2011, will also be present and will be available to respond to questions that may be directed to them and have the opportunity to make a statement if they so desire.

We hope you can personally attend the meeting and vote your shares. If you are unable to do so, it is still important that your shares be represented and we urge you to promptly sign, date and return the enclosed Proxy Card, or to vote by telephone or by the Internet by following the instructions on the enclosed Proxy Card. Your vote, regardless of the number of shares you own, is important. If you are unable to attend the meeting, we hope you will listen to it live over the Internet by accessing the “Investor Relations” page of our web site, www.magnetek.com. Slides used at the meeting and audio of the report of operations will be maintained on our web site as long as its content remains timely.

Due to changes in regulations, if your shares are held in the name of a bank or broker and you do not instruct them to vote in the election of directors, no votes will be cast on your behalf. For your vote to be counted, you will need to communicate your voting decisions to your bank, broker or other financial institution before the date of the Annual Meeting. Please be sure that you vote.

Sincerely,

Mitchell I. Quain
Chairman of the Board of Directors

Peter M. McCormick
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time:	Wednesday, November 9, 2011, 10:00 a.m. Central Standard Time
Place:	Magnetek Corporate Offices
N50 W13775 Overview Drive Menomonee Falls, Wisconsin 53051
Items of Business:	1) To elect the persons nominated herein to the Board of Directors;
2) To ratify the appointment of Ernst & Young LLP as Magnetek’s independent registered public accounting firm for the six-month transition period ending January 1, 2012;

3)    To vote upon a proposed amendment to Magnetek’s Restated Certificate of Incorporation to effect a reverse stock split of our common stock at any whole number ratio between 1-for-2 and 1-for-10, with the final decision whether to proceed with the reverse stock split and the exact ratio and timing of the reverse stock split to be determined by the Board of Directors, in its discretion, following stockholder approval (if received), but not later than December 31, 2012;

4) To approve the First Amendment to the Second Amended and Restated 2004 Stock Incentive Plan of Magnetek, Inc.;
5) To approve the Successor Director Plan to the Magnetek, Inc. Amended and Restated Director and Officer Compensation and Deferral Investment Plan;
6) To hold an advisory vote approving the compensation of the Company’s named executive officers;
7) To hold an advisory vote on the frequency of the vote on the compensation of the Company’s named executive officers; and
8) To transact such other business that may properly come before the meeting.
Who Can Vote:
Anyone who held shares of common stock of Magnetek, Inc., at the close of business on September 12, 2011 (the “Record Date”). For ten days prior to the Annual Meeting, a list of stockholders entitled to vote at the Annual Meeting will be available for inspection in the offices of the Vice President, General Counsel and Corporate Secretary, N49 W13650 Campbell Drive, Menomonee Falls, Wisconsin 53051 during business hours each weekday. The list will also be available at the Annual Meeting.

Annual Report:
A copy of Magnetek’s Annual Report for the fiscal year ended July 3, 2011, including the report on Form 10-K, without exhibits, is enclosed with this Notice of Annual Meeting and Proxy Statement. The Annual Report on Form 10-K, with exhibits, which has been filed with the Securities and Exchange Commission, can be accessed through direct links to the SEC filings on the Magnetek web site at www.magnetek.com in the “Investor Relations” section. Upon request, Magnetek will, without charge, send its stockholders an additional copy of the Annual Report on Form 10-K (with financial statements and related schedules) for fiscal 2011. The request must be directed to the attention of the Corporate Secretary of Magnetek, Inc., N49 W13650 Campbell Drive, Menomonee Falls, Wisconsin 53051.

Method of Voting:	Your vote is important and may be cast in any of the following ways:
1) Mark, sign, date and return the enclosed Proxy Card in the postage-paid envelope (no additional postage is necessary if mailed in the United States);
2) Vote in person at the Annual Meeting;
3) Vote by telephone by following the instructions on the Proxy Card; or
4) Vote via the Internet by following the instructions on the Proxy Card.

MAGNETEK, INC.

2011 ANNUAL MEETING

PROXY STATEMENT

Page
Voting Information	1
Proposal No. 1—Election of Directors	5
Proposal No. 2—Ratification of the Appointment of Independent Registered Public Accounting Firm	8
Proposal No. 3—Amend Magnetek’s Restated Certificate of Incorporation to Effect a Reverse Stock Split of our Common Stock	9
Proposal No. 4—Approval of First Amendment to Second Amended and Restated 2004 Stock Incentive Plan of Magnetek, Inc.	16
Proposal No. 5— Approval of Successor Director Plan to Magnetek, Inc. Amended and Restated Director and Officer Compensation and Deferral Investment Plan	17
Proposal No. 6—Advisory Vote on Compensation for our Named Executive Officers	18
Proposal No. 7—Advisory Vote on the Frequency of the Advisory Vote on Compensation for our Named Executive Officers	19
Corporate Governance Principles	20
Compensation Committee Interlocks and Insider Participation	23
Relationships and Related Transactions	23
Standing Committees of the Board	23
Beneficial Ownership of Magnetek, Inc. Common Stock by Directors, Officers and Certain Other Owners	28
Compensation Discussion and Analysis	30
Executive Compensation	38
Summary Compensation Table	38
All Other Compensation Table	39
Grants of Plan-Based Awards in Fiscal Year Table	40
Equity Compensation Plan Information Table	40
Outstanding Equity Awards at Fiscal Year-End Table	41
Option Exercises and Stock Vested for Fiscal Year Table	42
Pension Benefits for Fiscal Year Table	42
Employment, Severance and Change in Control Agreements and Other Arrangements Table	43
Director Compensation	43
Director Compensation for Fiscal Year Table	43
Compensation Committee Report	45
Report of the Audit Committee	45
Section 16(a) Beneficial Ownership Reporting Compliance	46
Proposed Amendment to Restated Certificate of Incorporation of Magnetek, Inc.	A-1
Proposed First Amendment to Second Amended and Restated 2004 Stock Incentive Plan of Magnetek, Inc.	B-1
Proposed Director Compensation and Deferral Investment Plan as Successor to the Magnetek, Inc. Amended and Restated Director and Officer Compensation and Deferral Investment Plan	C-1

PROXY STATEMENT

Magnetek, Inc.’s Board of Directors solicits the enclosed Proxy to give all of the stockholders of record of Magnetek, Inc. (referred to herein as “Magnetek” or the “Company”) an opportunity to vote on the matters set forth in the preceding Notice of Annual Meeting of Stockholders. The Company’s Annual Stockholders’ Meeting (“Annual Meeting”) will be held on Wednesday, November 9, 2011, at 10:00 a.m. Central Standard Time, at Magnetek’s Corporate Offices, N50 W13775 Overview Drive, Menomonee Falls, Wisconsin 53051. This Proxy Statement and the accompanying Proxy Card were first mailed to stockholders on or about September 19, 2011.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on November 9, 2011. The Notice of Annual Meeting of Stockholders, Proxy Statement and 2011 Annual Report are available at www.magnetek.com in the “Investor Relations” section under “Proxy Online.”

Voting Information

Who Can Vote: Voting rights are vested exclusively in holders of Magnetek, Inc.’s common stock, par value $.01, who held stock as of the close of business on September 12, 2011 (the “Record Date”). As of the close of business on the Record Date, there were 32,505,652 shares of common stock outstanding. Stockholders are entitled to one vote for each share of common stock held on any matter that properly comes before the stockholders at the Annual Meeting.

Ways to Vote: Stockholders may vote in person at the Annual Meeting, by Proxy, by telephone or via the Internet. To vote by Proxy, simply mark the enclosed Proxy Card, date and sign it and return it in the postage-paid envelope provided. Doing so authorizes the individuals named as Proxy Holders on the Proxy Card to vote your shares according to your instructions. Proxy Cards that are signed and returned without voting instructions will be voted by the Proxy Holders in favor of each proposal. The Proxy Holders will vote at their discretion on other matters that properly come before the stockholders at the Annual Meeting. You may also vote via telephone or the Internet by simply following the instructions on the enclosed Proxy Card. If you need directions to the Annual Meeting location, please call the Company at (800) 288-8178.

Revocation of Proxy. At any time before the meeting, you may revoke your Proxy by (a) signing another Proxy Card with a later date and returning it prior to the meeting, (b) attending the meeting in person to cast your vote or (c) casting your vote via telephone or the Internet on a date later than the date on your Proxy Card.

Quorum and Counting of Votes. To establish a quorum necessary to conduct business at the Annual Meeting, a majority of the outstanding shares of our common stock must be represented. Votes may be cast in favor of the proposals, may be withheld, or you may abstain from voting on a particular item, except with respect to the election of Directors. Votes withheld from the election of any Director will be excluded entirely from the vote and will have no effect on the election, except to the extent that failure to vote for an individual results in another individual receiving a larger number of votes. Directors are elected by a plurality of the votes cast and shares may not be voted cumulatively for the election of Directors. A majority of the votes cast is necessary to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the six-month transition period from July 4, 2011 through January 1, 2012, for approval of the First Amendment to the Second Amended and Restated 2004 Stock Incentive Plan of Magnetek, Inc., for approval of the Successor Director Plan to the Magnetek, Inc. Amended and Restated Director and Officer Compensation and Deferral Investment Plan, for approval of an advisory resolution on the compensation of Magnetek’s named executive officers and for approval of the frequency of the advisory vote on the compensation of Magnetek’s named executive officers (unless none of the frequency options receives a majority of the votes cast, then the option receiving the greatest number of votes will be considered the frequency recommended by the Company’s stockholders). An affirmative vote of holders of a majority of outstanding shares of our common stock entitled to vote thereon is necessary for approval of the amendment to Magnetek’s Restated Certificate of

Incorporation to effect the proposed reverse stock split. Abstentions will be counted as present for purposes of establishing a quorum with respect to the item on which the abstention is noted and will have the effect of a negative vote.

Broker non-votes occur when shares are held in “street” form through a broker or similar market intermediary rather than in the stockholder’s own name. The broker or other intermediary is authorized to vote the shares on routine matters but may not vote on the election of Directors and on non-routine matters without the beneficial stockholder’s express authorization. The stockholder advisory votes concerning the compensation of our named executive officers and the frequency of stockholder advisory votes on the compensation of our named executive officers are not considered routine matters. Therefore, your broker or other intermediary holder of your shares will not be permitted to vote your shares in the election of Directors or on such stockholder advisory votes unless you provide voting instructions. Broker non-votes are counted for purposes of determining the presence of a quorum for the election of Directors, but under Delaware law are not counted for purposes of determining the votes cast on any non-routine proposal.

Proposals. The following proposals will be submitted by the Company for a vote of the stockholders at this year’s Annual Meeting. We note that Magnetek’s Board recently approved the change of the Company’s fiscal year end from the Sunday nearest to June 30 to the Sunday nearest to December 31.  This change will result in Magnetek having a six-month transition period running from July 4, 2011 though January 1, 2012. This transition period is referenced in Proposal 2 below and elsewhere in this Proxy Statement.

Proposal 1: Election of Directors. Each current member of the Board of Directors is recommended for re-election to the Board and has agreed to stand for re-election. If elected, each Director will serve a term expiring at the next Annual Meeting or until a successor is elected and qualified in the event that his or her services as a Director terminates prior to the next meeting of stockholders for some unforeseen reason. If unforeseen circumstances make it necessary for the Board of Directors to substitute another person in place of any of the below nominees, the Proxy Holders will vote shares cast in favor of that nominee for the substitute. Detailed information about each of the below-named nominees is provided in the section titled “Election of Board of Directors” on pages 4 and 5 of this Proxy Statement:

David A. Bloss, Sr.
Yon Y. Jorden
Alan B. Levine
Peter M. McCormick
Mitchell I. Quain
David P. Reiland

The Board of Directors recommends a vote “FOR” each of the nominees.

Proposal 2: Ratification of the Appointment of Independent Registered Public Accounting Firm. The Audit Committee of the Board of Directors has appointed Ernst & Young LLP to serve as Magnetek’s independent registered public accounting firm for the six-month transition period from July 4, 2011 through January 1, 2012. The Board has ratified the appointment. This proposal is submitted to our stockholders to verify their approval of this selection. If the appointment of Ernst & Young LLP is not ratified by our stockholders, the Audit Committee will reconsider its selection but reserves the right to uphold the appointment.

The Board of Directors recommends a vote “FOR” approval and ratification of the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the six-month transition period from July 4, 2011 through January 1, 2012.

Proposal 3: Amend Magnetek’s Restated Certificate of Incorporation to Effect a Reverse Stock Split of our Common Stock.  The Board of Directors has adopted and is submitting for stockholder approval an amendment (the “Charter Amendment”) to Magnetek’s Restated Certificate of Incorporation to effect a reverse stock split of our common stock at any whole number ratio between 1-for-2 and 1-for-10, with the final decision whether to proceed with the reverse stock split and the exact ratio and timing of the reverse stock split to be determined by the Board in its discretion following stockholder approval (if received), but not later than December 31, 2012.  The proposed amendment is intended to give the Board the flexibility to effect a reverse stock split in the future should suspension and de-listing of our common stock from the NYSE occur or appear imminent, or if the Board should otherwise determine that it would be in the Company’s best interests to do so, but without having to undertake additional effort and expense to solicit stockholder approval at such later time.  Pursuant to the laws of Delaware, any amendment to Magnetek’s Restated Certificate of Incorporation approved by the Board must be submitted to our stockholders for their approval. Detailed information about the reverse stock split is provided in the section titled “Proposal No. 3” on pages 9 to 16 of this Proxy Statement.

The Board of Directors recommends a vote “FOR” approval of the adoption of the Charter Amendment to permit the reverse stock split.

Proposal 4: Approval of First Amendment to Second Amended and Restated 2004 Stock Incentive Plan of Magnetek, Inc. The Board of Directors adopted a First Amendment (the “2004 Plan Amendment”) to the Second Amended and Restated 2004 Stock Incentive Plan of Magnetek, Inc. to increase the current calendar year limitation for grants of other than stock option and/or stock appreciation rights awards (such as incentive stock) to any one individual from 100,000 to 400,000, and to increase the current calendar year limitation on the number of stock options and/or stock appreciation rights that may be granted to any one individual from 500,000 to 2,000,000, subject to approval by our stockholders. Detailed information about the 2004 Plan Amendment is provided in the section titled “Proposal No. 4” on pages 16 and 17 of this Proxy Statement.

The Board of Directors recommends a vote “FOR” approval of the adoption of the 2004 Plan Amendment.

Proposal 5: Approval of Successor Director Plan to Amended and Restated Director and Officer Compensation and Deferral Investment Plan of Magnetek, Inc. The Board of Directors adopted an amendment and successor plan, the Director Compensation and Deferral Investment Plan (the “Director Plan”) to the Amended and Restated Director and Officer Compensation and Deferral Investment Plan of Magnetek, Inc., to reflect a director-only plan and to increase the aggregate number of shares available for issuance under the Director Plan from 1,100,000 to 2,500,000, subject to approval by our stockholders. Detailed information about the Director Plan is provided in the section titled “Proposal No. 5” on pages 17 and 18 of this Proxy Statement.

The Board of Directors recommends a vote “FOR” approval of the adoption of the Director Plan.

Proposal 6: Advisory Vote on the Compensation of Magnetek’s Named Executive Officers.  Pursuant to the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are asking our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of Magnetek’s named executive officers.  Detailed information about the advisory vote on the compensation of Magnetek’s named executive officers is provided in the section titled “Proposal No. 6” on pages 18 and 19 of this Proxy Statement.

The Board of Directors recommends a vote “FOR” approval of the following advisory resolution: RESOLVED, that the stockholders of Magnetek approve, on an advisory basis, the compensation of Magnetek’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the Summary Compensation Table, and the related compensation tables, notes and narrative set forth in this Proxy Statement.

Proposal 7: Advisory Vote on the Frequency of the Advisory Vote on Compensation of Magnetek’s Named Executive Officers.  Pursuant to the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are asking our stockholders to vote, on an advisory (non-binding) basis, on the frequency – whether every year, every second year or every third year – of the advisory vote on the compensation of Magnetek’s named executive officers.  Detailed information about the advisory vote on the frequency of the advisory vote on compensation of Magnetek’s named executive officers is provided in the section titled “Proposal No. 7” on page 19 of this Proxy Statement.

The Board of Directors recommends a vote “FOR” approval of an advisory vote on compensation of Magnetek’s named executive officers every year.

Stockholder Proposals. No proposals were timely submitted for inclusion in this Proxy Statement for the Annual Meeting or for consideration at the Annual Meeting. No untimely proposals were submitted as of the date of this Proxy Statement. Any proposal received prior to the Annual Meeting, when and if raised at the Annual Meeting, will be voted by the Proxy Holders in the manner deemed appropriate by the Board of Directors.

Other Matters. Magnetek does not know of any business other than that described in the Notice of Annual Meeting and this Proxy Statement that will be presented for consideration or action by our stockholders at the Annual Meeting; however, any such other business that properly comes before the Annual Meeting will be voted on by the Proxy Holders in the manner deemed appropriate by the Board of Directors.

Submission of Stockholder Proposals for the 2012 Annual Meeting. Given the six-month transition period from July 4, 2011 through January 1, 2012 associated with our change in fiscal year end from the Sunday nearest to June 30 to the Sunday nearest to December 31, with a change to a calendar year reporting cycle beginning January 2, 2012, we anticipate that next year’s Annual Stockholders’ Meeting will take place in May 2012. Any stockholder satisfying the requirements of the Securities and Exchange Commission (“SEC”) and wishing to submit a proposal, including nomination of a director, to be included in the Proxy Statement for the 2012 Annual Stockholders’ Meeting should submit the proposal in writing to the Corporate Secretary of Magnetek, Inc. at:

Magnetek, Inc.
Attn: Vice President, General Counsel
  and Corporate Secretary
N49 W13650 Campbell Drive
Menomonee Falls, Wisconsin 53051

The proposal must be received on or before January 13, 2012, to be considered timely submitted for inclusion in the Proxy Statement for the 2012 Annual Stockholders’ Meeting and must include the information required by the

Company’s Bylaws. Magnetek’s Proxy Holders reserve discretion to vote in the manner deemed appropriate by the Board of Directors with respect to timely filed proposals, provided that (1) Magnetek includes in its Proxy Statement for the 2012 Annual Stockholders’ Meeting advice on the nature of the proposal and how Magnetek intends to exercise its voting discretion and (2) the proponent of such proposal does not issue a separate Proxy Statement in respect of that proposal. Proposals, including nominations for election of a director, that are not timely submitted for inclusion in the Proxy Statement for the 2012 Annual Stockholders’ Meeting in accordance with the above instructions, must be submitted in writing to the Corporate Secretary at the address in the above paragraph on or before February 1, 2012 for consideration at the 2012 Annual Stockholders’ meeting and must comply with the other requirements for stockholder proposals and director nominations set forth in the Company’s Bylaws and Corporate Governance Guidelines. The Company’s Corporate Governance Guidelines are published on its web site at www.magnetek.com in the “Investor Relations” section under “Corporate Governance.”

Costs of Solicitation. Magnetek will pay the cost of preparing, printing and mailing materials in connection with this solicitation of proxies. Magnetek has retained D.F. King & Co., Inc. to solicit proxies at a cost of approximately $9,000.00, plus reasonable out-of-pocket expenses. In addition to solicitation of proxies by use of the mail, D.F. King & Co., Inc. may, without additional compensation, solicit proxies personally, by telephone or by other appropriate means. Magnetek will request banks, brokerage firms and other custodians, nominees or fiduciaries holding shares of Magnetek’s common stock for others to send Proxy materials to, and to obtain Proxies from, their principals, and Magnetek will reimburse them for reasonable expenses incurred in doing so upon request.

Delivery of Proxy Materials to Households. Pursuant to the rules of the SEC, services that deliver the Company’s communications to stockholders that hold their stock through a bank, broker or other holder of record may deliver to multiple stockholders sharing the same address a single copy of the Company’s 2011 Annual Report and this Proxy Statement. Upon written or oral request, the Company will promptly deliver a separate copy of the Company’s 2011 Annual Report and/or this Proxy Statement to any stockholder at a shared address to which a single copy of each document was delivered. Stockholders may notify the Company of their requests by calling or writing the Vice President, General Counsel and Corporate Secretary, at:

Magnetek, Inc.
Attn: Vice President, General Counsel
  and Corporate Secretary
N49 W13650 Campbell Drive
Menomonee Falls, Wisconsin 53051
Phone: (262) 703-3500

Stockholders currently receiving multiple copies of the Company’s Annual Report and Proxy Statement at a shared address and who wish to receive only a single copy in the future may direct their request to the same phone number and address indicated above.

PROPOSAL NO. 1
ELECTION OF BOARD OF DIRECTORS

At the recommendation of our Nominating and Corporate Governance Committee, the Board has nominated the six Director candidates named below for re-election to the Board. Personal information on each of our Director candidates is provided below. The Board has determined that the following nominees for Director are independent under the New York Stock Exchange (“NYSE”) listing standards and the independence standards set forth in the Company’s Corporate Governance Guidelines:  David A. Bloss, Alan B. Levine, Mitchell I. Quain and Yon Y. Jorden. Magnetek’s Corporate Governance Guidelines are published on its web site at www.magnetek.com in the “Investor Relations” section under “Corporate Governance,” and are available in print to any stockholder that requests a copy from the Vice President, General Counsel and Corporate Secretary at Magnetek, Inc., N49 W13650 Campbell Drive, Menomonee Falls, Wisconsin 53051. David A. Reiland cannot be deemed “independent” at this time under the NYSE’s listing standards or the Company’s independence standards because he served as President and Chief Executive Officer until October 28, 2008, and was employed by the Company until January 15, 2009.  Peter M. McCormick is an employee of the Company and, as such, is not considered an “independent” director.

The Nominating and Corporate Governance Committee reviews and evaluates individual nominees (including shareholder nominees) for election to the Board taking into account the composition and skills of the entire Board and the requirements of the Company with the view of selecting qualified nominees whose experience and background add value to the Board combined with the desirability of having a Board that represents diverse views and experience. Consideration is given to a potential candidate and nominee’s ability to contribute to the diversity of the education, industry background, skill sets, professional affiliations, leadership roles, age, character and domestic and global experience of the Board in accordance with the Corporate Governance Guidelines. The Nominating and Corporate Governance Committee utilizes this matrix of experience and qualifications to develop criteria to select nominees. In addition to the unique qualifications and skills associated with our six Director candidates named below, the Nominating and Corporate Governance Committee considers all factors it deems relevant including that each nominee should possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of the stockholders. The Nominating and Corporate Governance Committee considers all potential nominees on the merits without regard to the source of the recommendation. Before being nominated, director candidates are interviewed by members of the Nominating and Corporate Governance Committee. Additional interviews may include other members of the Board and representatives from the senior level of management.

All of our nominees currently serve as Directors. Other than Mr. McCormick, none of our Directors is currently employed by Magnetek. Each Director is elected for a term expiring at the next Annual Stockholders’ Meeting of the Company or until a successor is qualified and elected in the event that his or her services as a Director terminate prior to the next Annual Stockholders’ Meeting for some unforeseen reason.  Given the six-month transition period from July 4, 2011 through January 1, 2012 associated with our change in fiscal year end from the Sunday nearest to June 30 to the Sunday nearest to December 31, with a change to a calendar year reporting cycle beginning January 2, 2012, we anticipate that our 2012 Annual Stockholders’ Meeting will convene in May 2012.  All of our nominee Directors have agreed to stand for re-election.

David A. Bloss, Sr. (61) Chairman, Compensation Committee; Member, Audit, Nominating and Corporate Governance and Retirement Plan Committees
David A. Bloss, Sr. has served on the Board since April 2008. He serves on the Audit, Nominating and Corporate Governance and Retirement Plan Committees, and serves as the Chairman of the Compensation Committee. Mr. Bloss retired as director and Chairman of the Board of CIRCOR International, Inc., a fluid control valve manufacturer, effective March 1, 2009. He retired as CIRCOR’s Chief Executive Officer in 2008, a position he held since 1999, when CIRCOR was spun off from Watts Industries, Inc. Prior to joining Watts, Mr. Bloss served as President of the superabrasives division of Norton Company and as Director of Corporate Planning and Development for Cooper Industries. He also held positions at Clark Equipment Company and Price Waterhouse & Co. Mr. Bloss’ career and experience as a CEO and President of manufacturing companies combined with extensive corporate planning, mergers and acquisitions and business integration allow him to provide the Board with extensive insights into a variety of corporate issues and challenges. Mr. Bloss serves on the Board of Xerium Technologies, Inc., a manufacturer of consumable products for industrial applications. Mr. Bloss is currently a member of the Indiana University South Bend Chancellor’s Advisory Board.

Yon Y. Jorden (56) Chairman, Audit Committee; Member, Compensation, Nominating and Corporate Governance and Retirement Plan Committees
Yon Y. Jorden has served on the Board since July 2004. She serves on the Compensation, Nominating and Corporate Governance and Retirement Plan Committees, and serves as the Chairman of the Audit Committee. Ms. Jorden held senior management positions in the health care services, technology and manufacturing industries, as Chief Financial Officer of major NYSE, NASDAQ and Fortune 500 companies from 1984 to 2004. From 2002 to 2004, Ms. Jorden was Executive Vice President and Chief Financial Officer of Advance PCS. Prior to that, she served as Executive Vice President and Chief Financial Officer of Informix from 2000 to 2001, and held the same position with Oxford Health Plans, Inc. from 1998 to 2000. From 1990 to 1996, Ms. Jorden was a Senior Vice President and Chief Financial Officer of Wellpoint, Inc. From 1979 until 1984, Ms. Jorden was a Senior Auditor with Arthur Andersen & Co., where she became a certified public accountant. She was also a member of the Board of Directors and Audit Committee Chair of US Oncology, Inc. until it was acquired by McKesson Corporation in November 2010. In her executive capacities, Ms. Jorden has specialized in complex financial transactions, including corporate turnarounds, initial public offerings and mergers and acquisitions. Ms. Jorden’s career and experience allow her to provide the Board with advice and insight into a variety of financial issues. Ms. Jorden serves on the boards of Maxwell Technologies, Inc., a manufacturer of energy storage and power delivery products, and Methodist Health System, Inc., a Texas-based hospital system.

Alan B. Levine (67) Member, Audit and Retirement Plan Committees
Alan B. Levine has served on the Board since August 2011. He serves on the Audit and Retirement Plan Committees. Mr. Levine served as Chief Financial Officer and Director of Virtual Access Networks, Inc. from 2001 to 2002 and Chief Financial Officer and Treasurer of Marathon Technologies Corporation from 1998 to 2001. He was also a member of the Board of Directors and Audit Committee Chair of MCK Communications before the company’s merger in November 2003.  Prior to this, Mr. Levine was with Ernst & Young LLP from 1974 to 1998, and was a Partner from 1986 to 1998, where he established and directed an Entrepreneurial Services practice. From January 2007 until July 2011, he served as Vice President and Chief Financial Officer of the Graduate Management Admissions Council.  He is a former Director and Audit Committee Chair of Nextera Enterprises.  Mr. Levine brings to the Board extensive demonstrated expert knowledge and experience in accounting and finance from his Master of Accounting degree and as a former partner with Ernst & Young LLP and former certified public accountant as well as a former chief financial officer.  This knowledge and experience gives Mr. Levine a perspective and depth of business, accounting and financial experience such that he is able to provide the Board with an understanding of the technical issues management confronts and to serve as a resource for management.  Mr. Levine serves on the board of RBC Bearings Incorporated, a manufacturer of bearings.

Peter M. McCormick (51) President and Chief Executive Officer
Peter M. McCormick has served on the Board since August 2011, and since October 2008 serves as President and Chief Executive Officer of the Company. Mr. McCormick was Magnetek’s Executive Vice President and Chief Operating Officer from 2006 to 2008. From 2002 to 2006, he was Executive Vice President and General Manager of Magnetek’s Power Controls Group, overseeing the Company’s motion control systems for cranes and hoists, elevator drive systems, mining equipment drives and alternative energy power conversion systems. Mr. McCormick joined Magnetek in 1993 from Square-D Corporation, a diversified electrical manufacturing and supply company, where he held increasingly responsible management positions in engineering, marketing and business development from 1986 to 1993. Mr. McCormick provides the Board with extensive knowledge of the details of our Company and its employees as well as front-line experience of running our Company. Mr. McCormick serves on the board of the Metropolitan Milwaukee Association of Commerce.

Mitchell I. Quain (59) Chairman, Board of Directors; Chairman, Nominating and Corporate Governance Committee; Member, Compensation and Retirement Plan Committees
Mitchell I. Quain has served as Chairman of the Board since October 2006, and has served on the Board since 1999. He serves on the Compensation and Retirement Plan Committees, and serves as the Chairman of the Nominating and Corporate Governance Committee. Mr. Quain is a Partner of One Equity Partners LLC, a private equity investment firm. From 2008 to 2010, he was a Managing Director of ACI Capital Co., LLC, a private equity firm. From 2001 to 2003, he served as Vice Chairman of Investment Banking at ABN AMRO, a global full service wholesale and retail bank. Prior to that, he served as the Global Head of Industrial Manufacturing and of its banking business. From early 1997 until its acquisition by ING Barings later that year, Mr. Quain was an Executive Vice President and a member of the Board of Directors and of the Management Committee of Furman Selz, an international financial services and investment banking firm. Prior to joining Furman Selz, Mr. Quain was a partner with Wertheim & Company, Inc., an investor relations and communications company. He is a former Director of Heico Corporation. Mr. Quain’s qualifications as a certified financial analyst, and extensive investment management experience combined with industrial manufacturing expertise provides a unique resource to the Board with his understanding of the operational, financial and strategic issues the Company faces. Mr. Quain serves on the boards of Hardinge Inc., a machine tool manufacturer, Handy & Harman Ltd., a diversified industrial products manufacturing and supply company and Titan International, Inc., a manufacturer of civilian and military tires and wheels.

David P. Reiland (57) Chairman, Retirement Plan Committee
David P. Reiland has served on the Board since December 2006, and serves as the Chairman of the Retirement Plan Committee. Mr. Reiland was President and CEO of Magnetek from October 2006 to October 2008. He served as Executive Vice President of the Company from 2001 to 2006 and as Chief Financial Officer from 1988 to 2006. He was Controller of the Company from 1986 to 1993 and was Vice President, Finance from 1987 to 1989. Prior to joining the Company, Mr. Reiland was an Audit Manager with Arthur Anderson & Co., where he served in various capacities from 1980 until 1986. Mr. Reiland provides the Board with a specialized and detailed understanding of our Company’s history and operations in addition to his expertise in financial restructuring and public financial transactions. Mr. Reiland serves as Chairman of the Board of Broadwind Energy, Inc., a supplier of products and services to wind and other energy-related industries.

The Board of Directors recommends that stockholders vote “FOR” the election of the director nominees named above.

PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Ernst & Young LLP to serve as Magnetek’s independent registered public accounting firm for the six-month transition period from July 4, 2011 through January 1, 2012. The Board has ratified the appointment. This proposal is submitted to the stockholders to verify their approval of this selection. If the appointment of Ernst & Young LLP is not ratified by the stockholders, the Audit Committee will reconsider its selection but reserves the right to uphold the appointment.

A representative of Ernst & Young LLP is expected to attend the Annual Meeting and will be available to answer stockholders’ questions and have the opportunity to make a statement if the representative wishes to do so.

Fees Paid to Ernst & Young LLP

The following table shows the aggregate fees billed to Magnetek for fiscal years 2011 and 2010 by Ernst & Young LLP, the Company’s independent registered public accounting firm. All of the fees were approved by the Audit Committee in accordance with the pre-approval policy described below.

Services Performed	2011	2010
Audit Fees (1)	$250,000	$270,000
Audit Related Fees (2)	$0	$0
Tax Fees (3)	$12,700	$0
All Other Fees	$0	$0
	$262,700	$270,000

(1)
Includes fees billed for professional services rendered for the audits of the Company’s consolidated financial statements and internal control over financial reporting and review of the interim consolidated financial statements included in quarterly reports and services in connection with statutory and regulatory filings or engagements.

(2)
Includes fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services include consultations concerning financial accounting and reporting.

(3)	Includes fees billed for tax compliance and tax advice.

Independence of Registered Public Accounting Firm

The Audit Committee reviews annually a formal written statement from the independent registered public accounting firm disclosing all relationships between it and the Company, consistent with the applicable requirements of the Public Company Accounting Oversight Board. In addition, the Audit Committee reviews and discusses whether non-audit services approved pursuant to the pre-approval procedure outlined below are compatible with maintaining independence. The Audit Committee determined that the performance of services described above other than audit services is compatible with maintaining the independence of Ernst & Young LLP.

Pre-Approval Policy

The Audit Committee has adopted a formal pre-approval policy for all services provided by the Company’s independent registered public accounting firm. The policy is reviewed annually by the Audit Committee and modified, if appropriate, in accordance with, among other things, SEC rules and regulations. The policy combines the two approaches established by the SEC for pre-approving audit and non-audit services: (1) providing for pre-approval without consideration of specific pre-approved services, and (2) requiring explicit consideration and pre-approval of all other services to be provided by the independent registered public accounting firm and of any services exceeding pre-approved budgets. For both categories of services, the Audit Committee considers whether the proposed services are consistent with the SEC’s rules on auditor independence. The Audit Committee reviews and pre-approves annually the list of services subject to pre-approval and all requests or applications for such services are submitted to the Company’s Controller along with a detailed description of the services to be rendered. The Controller verifies whether a service is included within or excluded from the detailed description of services pre-approved by the Audit Committee and the Audit Committee is then timely informed of any such services rendered by the independent registered public accounting firm. Requests or applications to provide services that require specific approval of the Audit Committee are jointly submitted to the committee by the independent registered public accounting firm and the Company’s Chief Financial Officer, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence.

The Audit Committee has designated Magnetek’s internal auditor to monitor the performance of all services provided by the independent registered public accounting firm and to determine whether such services are in compliance with this policy. The Company’s internal auditor reports to the Audit Committee on a periodic basis on the results of the monitoring. Both the internal auditor and management will immediately report to the Chairman of the Audit Committee any breach of this policy that comes to their attention. The Audit Committee reviews the internal auditor’s annual internal audit plan to determine that the plan provides for the monitoring of the independent registered public accounting firm’s services.

The Audit Committee expects all of the work of the independent registered public accounting firm for the six-month transition period from July 4, 2011 through January 1, 2012 to be approved in accordance with the above policies and procedures.

The Board of Directors recommends a vote “FOR” approval and ratification of the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the six-month transition period from July 4, 2011 through January 1, 2012.

PROPOSAL NO. 3

AMEND MAGNETEK’S RESTATED CERTIFICATE OF INCORPORATION
TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK

The Board has adopted and is submitting for stockholder approval an amendment to Magnetek’s Restated Certificate of Incorporation to effect a reverse stock split of our common stock at any whole number ratio between 1-for-2 and 1-for-10, with the final decision whether to proceed with the reverse stock split and the exact ratio and timing of the reverse stock split to be determined by the Board in its discretion following stockholder approval (if received), but not later than December 31, 2012.  Pursuant to the laws of Delaware, the Board must adopt any amendment to Magnetek’s Restated Certificate of Incorporation and submit the amendment to stockholders for their approval. The form of the proposed amendment to Magnetek’s Restated Certificate of Incorporation to effect the reverse stock split is attached to this Proxy Statement as Annex A (the “Charter Amendment”).

If Proposal No. 3 is approved by our stockholders, the Board does not have the present intention of effecting the reverse stock split.  Rather, stockholder approval of Proposal No. 3 is intended to give the Board the flexibility to effect a reverse stock split in the future should suspension and de-listing of our common stock from the NYSE occur or appear imminent, or if the Board should otherwise determine that it would be in the Company’s and our stockholders’ best interests to do so, but without having to incur the additional time and expense to solicit stockholder approval at such later time.  If the Board does not determine to effect the reverse stock split by December 31, 2012, stockholder approval again would be required prior to implementing any reverse stock split.  We believe that granting the Board discretion to implement the reverse stock split and to set the reverse stock split ratio within the stated range at any time on or before December 31, 2012 will provide us with the flexibility to implement the reverse stock split, if at all, in a manner designed to maximize the anticipated benefits to the Company and our stockholders.

We expect that the primary focus of the Board in determining the reverse stock split ratio will be to select a ratio that the Board believes is likely to result in a common stock price that will meet the minimum closing bid price required for initial listing on the Nasdaq or an alternative exchange selected by the Board should suspension and de-listing from the NYSE occur or appear imminent or should the Board determine, even in the absence of such suspension and de-listing, that a change of listing to Nasdaq Stock Exchange (“Nasdaq”) or an alternative stock exchange is in the best interests of Magnetek and our stockholders. Depending on the ratio for the reverse stock split determined by the Board, every two, three, four, five, six, seven, eight, nine or 10 shares of common stock outstanding or held in treasury by the Company at the effective time of the reverse stock split will be combined into one share of common stock. The number of shares of our common stock outstanding or held in treasury will therefore be reduced, depending upon the reverse stock split ratio determined by the Board.

The Charter Amendment includes the range of reverse stock split ratios which may apply to the proposed reverse stock split.  In accordance with Delaware law, any final determination of the actual reverse stock split ratio to be applied will be made dependent upon facts ascertainable outside the Charter Amendment – in this case, a determination by the Board.  The Board’s determination to proceed with the reverse stock split, if at all, and the Board’s determination of the reverse stock split ratio will be reported in a Current Report on Form 8-K filed by Magnetek promptly after such determinations are made.

The reverse stock split, if effected, will only affect outstanding shares of our common stock, shares of our common stock held in treasury, the number of shares reserved and available for issuance under Magnetek’s equity compensation plans

(as described further below), and the number, exercise price, grant price or purchase price of shares subject to any outstanding awards under such plans.  The reverse stock split will not affect our authorized capital.

To avoid fractional shares of our common stock resulting from the reverse stock split, stockholders of record who would otherwise hold fractional shares as a result of the reverse stock split will be entitled to receive cash (without interest) in lieu of such fractional shares from our transfer agent. The total amount of cash that will be paid to holders of fractional shares following the reverse stock split will be an amount equal to the fair value of such fractional shares determined in accordance with Delaware law.  Following payment in cash to any stockholder in lieu of such stockholder’s fractional share, we will cancel such fractional share.

Background and Reasons for the Reverse Stock Split

As we have previously disclosed, on November 26, 2008, the NYSE notified us that we were not in compliance with the NYSE’s continued listing standards because our average market capitalization over a consecutive 30 trading-day period was less than $75 million and our stockholders’ equity was less than $75 million.  In 2009, the NYSE decided to temporarily reduce the above-noted minimum $75 million market capitalization and stockholders’ equity requirements to $50 million, respectively. In June 2010, the NYSE made these temporary reductions permanent.  In January 2009, we submitted to the NYSE an 18-month plan for regaining compliance with the NYSE’s continued listing standards by returning our market capitalization to above the minimum required level.  Our plan was accepted by the NYSE.  On May 26, 2010, the NYSE notified us that we had regained compliance with the NYSE’s continued listing standards. The notice stated that the decision resulted from Magnetek’s achievement of compliance with the NYSE’s minimum market capitalization requirement.

On June 21, 2010, the NYSE notified us that we were again not in compliance with the NYSE’s continued listing standards because our average market capitalization over a consecutive 30 trading-day period was less than $50 million and our stockholders’ equity was less than $50 million.  In August 2010, we submitted to the NYSE a 12-month plan for regaining compliance with the NYSE’s continued listing standards by returning our market capitalization to above the minimum required level.  Our plan was accepted by the NYSE.  On June 21, 2011, the NYSE notified us that we had regained compliance with the NYSE’s continued listing standards.  The notice stated that the decision resulted from Magnetek’s achievement of compliance with the NYSE’s minimum market capitalization requirement.

On September 8, 2011, the NYSE notified us that we are once again not in compliance with the NYSE’s continued listing standards because our average market capitalization over a consecutive 30 trading-day period was less than $50 million and our stockholders' equity was less than $50 million.  The Company intends to submit a plan for regaining compliance with the NYSE’s continued listing standards by returning our average market capitalization above the minimum required level.  If we were not able to bring ourselves back into compliance with the NYSE’s continued listing standards in accordance with any NYSE-approved plan, we expect the NYSE would commence action to suspend and ultimately de-list our common stock.

The Board believes that there is a compelling need for us to secure the approval of our stockholders to effect a reverse stock split should suspension and de-listing of our common stock from the NYSE occur or appear imminent, or if the Board should otherwise determine that it would be in the Company’s best interest to do so.  The primary reason for a reverse stock split is to increase the price of our common stock in order to meet the minimum closing bid price required for initial listing on the Nasdaq or an alternative exchange should suspension and de-listing of our common stock from the NYSE occur or appear imminent or should the Board determine, even in the absence of such suspension and de-listing, that a change of listing to Nasdaq or an alternative exchange is in the best interests of Magnetek and our stockholders.  Accordingly, for this and other reasons discussed below, we believe that giving the Board the discretionary authority to effect the reverse stock split in the manner described in this Proxy Statement is in the best interests of the Company and our stockholders.

If the proposed reverse stock split is approved by our stockholders, we would be in the position to promptly avail ourselves of alternative public listing arrangements for our common stock so as to ensure the continued liquidity of our common stock through the public markets should a de-listing from the NYSE occur or appear imminent or should the Board otherwise conclude that transferring our listing from the NYSE to Nasdaq or an alternative exchange is in the best interests of the Company and our stockholders.  Absent such alternative public listing arrangements, the Board believes that de-listing from the NYSE would have a material adverse effect on the market liquidity of our common stock as well as other associated implications, including a resulting drop in the trading price of our common stock and an increase in transaction costs of trading shares of our common stock.

In order to satisfy the initial listing requirements of Nasdaq and certain of the alternative exchanges, the closing bid price of our common stock must be significantly higher than our recent stock price.  In order to satisfy the initial listing requirements of Nasdaq, the closing bid price of our common stock on the NYSE would have to be at least $4.00 for a number of trading days prior to initial listing.  In order to satisfy the initial listing requirements of an alternative exchange like NYSE Amex Equities (formerly the American Stock Exchange, or “AMEX”), the closing bid price of our common stock on the NYSE would have to be at least $3.00 for a number of trading days prior to initial listing.  The Board has concluded that, absent a significant market-driven increase in our stock price, the best way for Magnetek to increase the closing bid price of our common stock to a level satisfactory for meeting the initial listing requirements of Nasdaq or an alternative exchange would be to effect a reverse stock split.

Board Discretion to Implement Reverse Stock Split

If Proposal No. 3 is approved by our stockholders, the reverse stock split will be effected only upon a determination by the Board, in its discretion, that proceeding with the reverse stock split is in the best interests of the Company and our stockholders.  Presently, we expect that any decision of the Board to proceed with the reverse stock split would likely be coupled with the Board’s decision to proceed with transferring the listing of our common stock from the NYSE to Nasdaq or an alternative exchange.  However, if stockholder approval of the reverse stock split is given, the Board may exercise its discretion to proceed with the reverse stock split for any other reason if the Board determines that doing so would be in the best interests of the Company and our stockholders.  Other reasons for effecting the reverse stock split would include (but not be limited to) to facilitate a financing transaction, business acquisition (where our common stock may be used, in whole or in part, as consideration for such acquisition) or other strategic transaction.  The Board may determine to proceed with the reverse stock split any time after stockholder approval is given, up to and including December 31, 2012.

If the Board determines that the reverse stock split is not in the best interests of the Company, or if the Board for any reason does not approve proceeding with the reverse stock split by December 31, 2012, then no action will be taken by the Company with respect to the Charter Amendment contemplated by Proposal No. 3.

Factors Considered by the Board

In deciding whether to propose the reverse stock split to our stockholders, the Board considered that any potential future suspension and de-listing of our common stock by the NYSE, without our having alternative listing arrangements on Nasdaq or an alternative exchange, would likely cause the liquidity in the trading market for our common stock to be significantly decreased, thereby reducing the trading price and increasing the transaction costs of trading shares of our common stock.  If our common stock were to be de-listed from the NYSE and we did not qualify for trading on Nasdaq or an alternative exchange, our common stock would trade in the “pink sheets” maintained by Pink OTC Markets, Inc. and possibly on the OTC Bulletin Board.  Such alternative markets are generally considered to be less efficient than, and not as broad as, the NYSE, Nasdaq or an alternative exchange.

The Board also considered that, even if we are not threatened with de-listing from the NYSE or otherwise wish to change the listing of our common stock to Nasdaq or an alternative exchange, our low stock price could serve as an obstacle to completing an equity or debt financing transaction or other strategic transaction in the future.  For instance, if the Company were to pursue a capital raising transaction involving the issuance of shares of our common stock, an underwriter may determine that such an issuance would be difficult to complete on terms acceptable to us if our common stock price was too low.

In evaluating whether or not to authorize the proposed amendment to Magnetek’s Restated Certificate of Incorporation, the Board also took into account various negative factors associated with a reverse stock split. These factors include the negative perception of reverse stock splits held by some investors, analysts and other stock market participants, the fact that the stock prices of some companies that have effected reverse stock splits have subsequently declined back to pre-reverse stock split levels, the adverse effect on liquidity that might be caused by a reduced number of shares outstanding, and the costs associated with implementing a reverse stock split.

If the Board decides to effect the reverse stock split, each stockholder will own a fewer number of shares than such stockholder owns immediately before giving effect to the reverse stock split (which fewer number will be equal to the number of shares owned immediately prior to the reverse stock split divided by one of the whole number ratios between 1-for-2 and 1-for-10 selected by the Board in its discretion). While the Board expects that the reverse stock split will result in an increase in the per share price of our common stock, the Board also recognizes that the reverse stock split may not increase the per-share price of our common stock in proportion to the reduction in the number of shares of our common stock outstanding or result in a long-term increase in the per-share price. Other factors unrelated to the number of shares outstanding such as (but not limited to) our financial results, market conditions and the market’s perception of our business may adversely affect the market price of our common stock after the reverse stock split, just as these factors have historically affected us. As a result, there can be no assurance that the price of our common stock would be maintained at the per share price in effect immediately following the effective time of the reverse stock split.

If the reverse stock split is effected and the per-share price of our common stock subsequently declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split. In addition, the reverse stock split will likely increase the number of stockholders who own odd lots (less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Accordingly, a reverse stock split may not achieve the desired results that have been outlined above.

The Board has considered all of the foregoing factors and has determined that effecting the reverse stock split would be in the best interests of the Company and our stockholders if it becomes necessary or appropriate for the Company to transfer the listing of our common stock from the NYSE to Nasdaq or an alternative exchange, and effecting the reverse stock split in other circumstances may otherwise still be in the best interests of the Company and our stockholders if the identified benefits of doing so are determined to outweigh the identified adverse effects.

As noted above, even if our stockholders approve Proposal No. 3, thereby authorizing the Board to effect the reverse stock split, the Board reserves the right not to effect the reverse stock split if the Board determines that not proceeding with the reverse stock split is in the best interests of the Company and our stockholders.

Effects of the Reverse Stock Split

General

If Proposal No. 3 is approved by our stockholders at the Annual Meeting, the reverse stock split will be effected only upon a determination by the Board, in its discretion, that proceeding with the reverse stock split is in the best interests of the Company and our stockholders based on the circumstances giving rise to such determination.  Any such determination by the Board will include a determination of the appropriate reverse stock split ratio to be applied. The Board may determine to proceed with the reverse stock split any time after stockholder approval is given, up to and including December 31, 2012.

If Proposal No. 3 is approved by our stockholders and the reverse stock split is approved and implemented by the Board, the principal effect will be to proportionately decrease the number of shares of our common stock outstanding based on the reverse stock split ratio selected by the Board.  If the Board elects to effect the reverse stock split at any of the reverse stock split ratios set forth in the table below, the number of shares of our common stock outstanding will by reduced by the corresponding percentages to the number of shares of our common stock outstanding as set forth in the table below, assuming that the number of shares of our common stock outstanding on the effective date of the reverse stock split is the same number of shares of our common stock outstanding as of August 15, 2011 (approximately 32,294,652).

Assuming Proposal No. 3 Passes and is Effected

	Percentage	Common Stock
	Reduction	Outstanding
Proposed	in the Shares of	after the
Reverse	Common Stock	Reverse
Stock Split	Outstanding	Stock Split

1-for-2	50%	16,147,326
1-for-3	67%	10,764,884
1-for-4	75%	8,073,663
1-for-5	80%	6,458,930
1-for-6	83%	5,382,442
1-for-7	86%	4,613,522
1-for-8	88%	4,036,832
1-for-9	89%	3,588,295
1-for-10	90%	3,229,465

Our common stock is currently registered under Section 12(b) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and we are subject to the periodic reporting and other requirements of the Exchange Act. The reverse stock split will not affect the registration of our common stock under the Exchange Act or the listing of our common stock on the NYSE. Immediately following the reverse stock split, our common stock will continue to be listed on the NYSE under the symbol “MAG,” although it will be considered a new listing with a new CUSIP number.  Continued listing of our common stock on the NYSE after the reverse stock split will be subject to our being able to satisfy the NYSE’s continued listing standards (including the minimum average market capitalization requirement after the reverse stock split), as well as any decision by the Board to proceed with a transfer of our listing to Nasdaq or an alternative exchange.

Proportionate voting rights and other rights of the holders of our common stock will not be affected by the reverse stock split, other than as a result of the treatment of fractional shares as described below.  For example, a holder of 2% of the voting power of the outstanding shares of our common stock immediately prior to the effectiveness of the reverse stock split will generally continue to hold 2% of the voting power of the outstanding shares of our common stock after the reverse stock split.  The number of stockholders of record will not be affected by the reverse stock split, except to the extent any stockholders are cashed out as a result of holding fractional shares. If approved and implemented, the reverse stock split may result in some stockholders owning “odd lots” of less than 100 shares of our common stock.  As noted above, odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.  The Board believes, however, that these potential effects are outweighed by the benefits of the reverse stock split.

Fractional Shares

We will not issue fractional shares in connection with the reverse stock split, should it occur.  Stockholders who would otherwise hold fractional shares because the number of shares of common stock they hold before the reverse stock split is not evenly divisible by the split ratio ultimately selected by the Board will be entitled to receive cash (without interest) in lieu of such fractional shares from our transfer agent, upon receipt by our transfer agent of a properly completed and duly executed transmittal letter and, where shares are held in certificated form, the surrender of all old certificate(s), in an amount equal to the fair value of such fractional shares in accordance with Delaware law. The ownership of a fractional share interest will not give the holder any voting, dividend or other rights, except to receive the above-described cash payment.

Stockholders should be aware that, under the escheat laws of various jurisdictions, sums due for fractional share interests that are not timely claimed after the effective time of the reverse stock split may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by us or our transfer agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, if applicable, stockholders otherwise entitled to receive such funds, but who do not receive them due to, for example, their failure to timely comply with our transfer agent’s instructions, will have to seek to obtain such funds directly from the state to which they were paid.

Effective Time of Reverse Stock Split

The reverse stock split, if approved by our stockholders and implemented by the Board, in its discretion, would become effective upon the filing and effectiveness of the Charter Amendment with the Secretary of State of the State of Delaware.  The Board may determine to proceed with the reverse stock split any time after stockholder approval is given, up to and including December 31, 2012.  However, the exact timing of the effective time of the reverse stock split, if any, will be determined by the Board based on its evaluation as to when such action will be the most advantageous to the Company and our stockholders and, in the case of a reverse stock split tied to a contemplated change of listing of our common stock from the NYSE to Nasdaq or an alternative exchange, in accordance with any time periods for listing on Nasdaq or such alternative exchange.  In addition, the Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the reverse stock split if, at any time prior to filing the Charter Amendment, the Board, in its discretion, determines that it is no longer in Magnetek’s best interests and the best interests of our stockholders to proceed with the reverse stock split.

Effect on Magnetek’s Equity Compensation Plans

As of the Record Date of September 12, 2011, we had approximately 1,786,000 shares subject to stock options and 1,117,000 shares of unvested restricted stock units outstanding under our Amended and Restated 2010 Non-Employee Director Stock Option Plan, Second Amended and Restated 2004 Stock Incentive Plan of Magnetek, Inc., Magnetek FlexCare Plus Retirement Savings Plan, as Amended and Restated effective January 1, 2009, and any other equity compensation plan or arrangement of the Company (collectively, the “Stock Plans”). The Board or the Compensation Committee, as applicable, will take any and all actions with respect to such Stock Plans, and any outstanding awards granted pursuant to any of such Stock Plans, as may be necessary or desirable in light of the impact of any reverse stock split and change of listing to Nasdaq or an alternate exchange, if effected, on the Company’s common stock and the purposes of such Stock Plans.  Holders of any fractional shares subject to any outstanding awards under the Stock Plans that result from the reverse stock split will be entitled to receive cash (without interest) in lieu of such fractional shares from our transfer agent, upon receipt by our transfer agent of a properly completed and duly executed transmittal letter in an amount equal to the fair value of such fractional shares in accordance with Delaware law. Accordingly, if the reverse stock split is approved by our stockholders, at the effective time of the reverse stock split, the number of shares reserved and available under the Stock Plans (and any and all limitations related to shares under such Stock Plans), and the number, exercise price, grant price or purchase price of shares subject to such outstanding awards will be proportionately adjusted using the split ratio selected by the Board (subject to the treatment of fractional shares to be determined by the Board or the Compensation Committee).

Pursuant to the Stock Plans, any such adjustments must be made in accordance with Sections 409A and 162(m) of the Internal Revenue Code of 1986, as amended, as applicable.

Effect on Magnetek’s Rights Agreement

Magnetek is party to a Rights Agreement dated April 30, 2003 with The Bank of New York Mellon as the “Rights Agent.” Pursuant to the terms of the Rights Agreement, Magnetek has issued one “Right” for each share of our common stock issued and outstanding prior to the reverse stock split and each Right currently trades with the share of our common stock with which it is associated. Pursuant to the adjustment mechanism set forth in Section 11(n) of the Rights Agreement, effective as of the effective time of the reverse stock split (if any), proportionate adjustments will be made to the exercise price of each Right.  In accordance with Section 12 of the Rights Agreement, at least 20 days prior to the effective time of the reverse stock split, Magnetek will prepare a certificate setting forth the reverse stock split adjustments and a brief statement of facts giving rise to such adjustment, file a copy of such certificate with the Rights Agent and the transfer agent for the securities issuable upon exercise of the Rights, and mail a brief summary to each holder of Rights, provided that Magnetek’s failure to make such certificate or give such notice will not affect the validity or the force and effect of the reverse stock split or the proportionate adjustments to the exercise price of each Right.

Effect on Authorized but Unissued Shares of Common Stock and Preferred Stock

Currently, Magnetek is authorized to issue up to a total of 100 million shares of common stock, par value $0.01 per share, of which approximately 32,505,652 shares of common stock are issued and outstanding as of the Record Date of September 12, 2011, and 500,000 shares of preferred stock, par value $1.00 per share, none of which are issued and outstanding as of the Record Date of September 12, 2011. If the reverse stock split is effected, the number of shares of our authorized common stock and preferred stock will not change.

Effect on Par Value

The proposed amendment to our Restated Certificate of Incorporation will not affect the par value of our common stock, which will remain at $0.01, or our preferred stock, which will remain at $1.00.

Accounting Matters

As a result of the reverse stock split, at the effective time of the reverse stock split the stated capital on our balance sheet attributable to our common stock, which consists of the par value per share of our common stock multiplied by the aggregate number of shares of our common stock issued and outstanding, will be reduced in proportion to the ratio of the reverse stock split. Correspondingly, our additional paid-in capital account, which consists of the difference between our stated capital and the aggregate amount paid to us upon issuance of all currently outstanding shares of our common stock, will be credited with the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the proposed reverse stock split, the Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Registered “Book-Entry” Holders of Common Stock

If the reverse stock split is effected, stockholders who hold uncertificated shares of our common stock (i.e., shares held in book-entry form and not represented by a physical stock certificate), either as direct or beneficial owners, will have their holdings electronically adjusted by our transfer agent through the NYSE’s Direct Registration System (and, for beneficial owners, by their brokers or banks that hold in “street name” for their benefit, as the case may be) to give effect to the reverse stock split. Stockholders who hold uncertificated shares as direct owners will be sent a transmittal letter by our transfer agent and will need to return a properly completed and duly executed transmittal letter in order to receive any cash payment in lieu of fractional shares or any other distributions, if any, that may be declared and payable to holders of record following the reverse stock split.

Exchange of Stock Certificates

If the reverse stock split is effected, stockholders holding certificated shares of our common stock (i.e., shares represented by one or more physical stock certificates) will be required to exchange their old certificate(s) for new certificate(s) representing the appropriate number of shares of our common stock resulting from the reverse stock split. Stockholders of record at the effective time of the reverse stock split will be furnished the necessary materials and instructions for the surrender and exchange of their old certificate(s) at the appropriate time by our transfer agent.

Stockholders will not have to pay any transfer fee or other fee in connection with such exchange. As soon as practicable after the effective time of the reverse stock split, our transfer agent will send a letter of transmittal to each stockholder advising such holder of the procedure for surrendering old certificate(s) in exchange for new certificate(s). YOU SHOULD NOT SEND YOUR OLD CERTIFICATES NOW. YOU SHOULD SEND THEM ONLY AFTER YOU RECEIVE THE LETTER OF TRANSMITTAL FROM OUR TRANSFER AGENT.

As soon as practicable after the surrender to the transfer agent of any old certificate(s), together with a properly completed and duly executed transmittal letter and any other documents the transfer agent may specify, the transfer agent will deliver to the person in whose name such old certificate(s) had been issued a new certificate registered in the name of such person.

Until surrendered as contemplated herein, a stockholder’s old certificate(s) will be deemed at and after the effective time of the reverse stock split to represent the number of full shares of our common stock resulting from the reverse stock split. However, we encourage stockholders to promptly return to our transfer agent any old certificate(s), a properly completed and duly executed transmittal letter and any other documents the transfer agent may specify in order to facilitate the timely exchange of old certificate(s) for new certificate(s) representing the appropriate number of shares of our common stock resulting from the reverse stock split.  Pursuant to applicable rules of the NYSE, your old certificate(s) representing pre-split shares cannot be used for either transfers or deliveries made on the NYSE; thus, you must exchange your old certificate(s) for new certificate(s) in order to effect transfers or deliveries of your shares on the NYSE.

Any stockholder whose old certificate(s) have been lost, destroyed or stolen will be entitled to a new certificate only after complying with the requirements that we and our transfer agent customarily apply in connection with lost, stolen or destroyed certificates.

No service charges, brokerage commissions or transfer taxes will be payable by any holder of any old certificate, except that if any new certificate is to be issued in a name other than that in which the old certificate(s) are registered, it will be a condition of such issuance that (i) the person requesting such issuance must pay to us any applicable transfer taxes or establish to our satisfaction that such taxes have been paid or are not payable, (ii) the transfer complies with all applicable federal and state securities laws, and (iii) the surrendered certificate is properly endorsed and otherwise in proper form for transfer.

No Appraisal Rights

Under the Delaware General Corporation Law, stockholders will not be entitled to exercise appraisal rights in connection with the reverse stock split and Magnetek will not independently provide stockholders with any such right.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain United States federal income tax consequences of the reverse stock split generally applicable to beneficial holders of shares of our common stock. This summary addresses only such stockholders who hold their pre-reverse stock split shares as capital assets and will hold the post-reverse stock split shares as capital assets. This discussion does not address all United States federal income tax considerations that may be relevant to particular stockholders in light of their individual circumstances or to stockholders that are subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, and foreign stockholders. The following summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations thereunder, judicial decisions and current administrative rulings, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. Tax consequences under state, local, foreign, and other laws are not addressed in this summary. Each stockholder should consult its tax advisor as to the particular facts and circumstances which may be unique to such stockholder and also as to any estate, gift, state, local or foreign tax considerations arising out of the reverse stock split. We have not and will not seek a ruling from the Internal Revenue Service or an opinion of counsel regarding the United States federal income tax consequences of the proposed amendment to our Restated Certificate of Incorporation.  Therefore, the income tax consequences discussed below are not binding on the Internal Revenue Service and there can be no assurance that such income tax consequences, if challenged, would be sustained.

Subject to the above stated, the United States federal income tax consequences of the proposed reverse stock split may be summarized as follows:

The reverse stock split would qualify as a tax-free recapitalization under the Internal Revenue Code.  Accordingly, except for any cash received in lieu of fractional shares, a stockholder will not recognize any gain or loss for United States federal income tax purposes as a result of the receipt of the post-reverse stock split common stock pursuant to the reverse stock split.

The shares of post-reverse stock split common stock in the hands of a stockholder will have an aggregate basis for computing gain or loss on a subsequent disposition equal to the aggregate basis of the shares of pre-reverse stock split common stock held by the stockholder immediately prior to the reverse stock split, reduced by the basis allocable to any fractional shares which the stockholder is treated as having sold for cash, as discussed in the fourth bullet point below.

A stockholder’s holding period for the post-reverse stock split common stock will include the holding period of the pre-reverse stock split common stock exchanged.

Stockholders who receive cash for fractional shares will be treated for United States federal income tax purposes as having sold their fractional shares and will recognize gain or loss in the amount equal to the difference between the cash received and the portion of their basis for the pre-reverse stock split common stock allocated to the fractional shares.  Such gain of loss will be a capital gain or loss if the stock was held as a capital asset, and such gain or loss will be long-term gain or loss to the extent that the stockholder’s holding period for the fractional shares exceeds 12 months for United States federal income tax purposes.

United States federal information reporting requirements will apply with respect to the cash proceeds to be received by non-corporate United States stockholders in lieu of fractional shares and United States federal backup withholding (currently at the rate of 28%) will apply to such reportable amounts if any non-corporate stockholder fails to furnish a proper taxpayer identification number, to certify that such holder is not subject to United States federal backup withholding, or to otherwise comply with the applicable requirements of the United States federal backup withholding rules.

Stockholder Approval Requirement

Approval of the Charter Amendment as described in Proposal 3 will require the affirmative vote of the holders of a majority of outstanding shares of our common stock as of the September 12, 2011 Record Date entitled to vote on such matter.

Recommendation of the Board

The Board recommends a vote “FOR” Proposal No. 3 to amend Magnetek’s Restated Certificate of Incorporation to effect a reverse stock split with respect to Magnetek’s common stock at any whole number ratio between 1-for-2 and 1-for-10, with the final decision whether to proceed with the reverse stock split and the exact ratio and timing of the reverse stock split to be determined by the Board, in its discretion, following stockholder approval (if received), but not later than December 31, 2012.

PROPOSAL NO. 4

APPROVAL OF FIRST AMENDMENT TO SECOND AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN OF MAGNETEK, INC.

On August 5, 2011, Magnetek’s Board of Directors adopted a First Amendment to the Second Amended and Restated 2004 Stock Incentive Plan of Magnetek, Inc. (the “Existing 2004 Plan”).  The form of the First Amendment to the Existing 2004 Plan is attached as Annex B to this Proxy Statement (the “2004 Plan Amendment”). The original Amended and Restated 2004 Stock Incentive Plan was adopted by the Board of Directors on September 13, 2004 and approved by Magnetek’s shareholders on October 27, 2004.  The Amended and Restated 2004 Stock Incentive Plan was further amended by the Board of Directors on December 14, 2007 to comply with the then recently issued final regulations under Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), and, as such, Magnetek stockholder approval was not required for such amendments.  On August 2, 2009, the Board of Directors adopted the Existing 2004 Plan, which was subsequently approved by Magnetek’s stockholders on November 5, 2009.

Under the Existing 2004 Plan, an aggregate of 3,350,000 shares of our common stock are authorized and reserved for issuance of awards under the Existing 2004 Plan.  As of the end of our 2011 fiscal year, options to purchase an aggregate of approximately 352,000 shares of our common stock have been granted and restricted stock awards to acquire an aggregate amount of approximately 868,000 shares of our common stock have been granted and are outstanding under the Existing 2004 Plan, leaving approximately 1,993,000 shares of our common stock reserved for future issuances under the Existing 2004 Plan.

The Existing 2004 Plan is administered by the Compensation Committee of the Board of Directors (the “Compensation Committee”), although the Board of Directors may exercise any authority of the Compensation Committee under the Existing 2004 Plan.  The Existing 2004 Plan authorizes the grant and issuance of awards that may take the form of options, stock appreciation rights, incentive bonuses, incentive stock and incentive stock units (any such arrangement an “award”).  The Existing 2004 Plan has various provisions to enable awards to qualify for exemption from the “short swing liability” provisions of Section 16(b) of the Exchange Act pursuant to Rule 16b-3 and/or qualify as “performance based compensation” that is exempt from the $1 million limitation on the deductibility of compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).  Shareholder approval of the 2004 Plan Amendment is required in order for each of these exemptions to be satisfied.

Any person who is an employee, officer or consultant of the Company or any of its affiliates, currently estimated at approximately 310 individuals, is eligible to be selected as a recipient of an award under the Existing 2004 Plan.  While the Compensation Committee has the discretion to determine the type of awards granted, the Existing 2004 Plan limits the number of shares that may be subject to stock options and/or stock appreciation rights granted to any individual during any one year to 500,000, and the number of shares that may be subject to all other types of awards granted to any individual during any one year to 100,000, unless either such limitation is not required under Code Section 162(m).  The 2004 Plan Amendment, if approved by the stockholders, would increase the current calendar year limitation on the number of stock options and/or stock appreciation rights that may be granted to any one individual under the Existing 2004 Plan from 500,000 to 2,000,000, and increase the current calendar year limitation for grants of non-stock options and/or stock appreciation rights awards (such as incentive stock) to any one individual under the Existing 2004 Plan from 100,000 to 400,000, unless either such limitation is not required under Code Section 162(m).  Other than with respect to such increases to the aggregate share limitations per individual during any calendar year under the 2004 Plan Amendment, the other provisions of the Existing 2004 Plan will remain unchanged (including the number of shares of common stock both authorized and that may be subject to future awards).

The Board of Directors approved the 2004 Plan Amendment, in part, because the Board believes the current calendar year limitations on the number of shares available for grant to an individual do not reflect the same incentive value to plan participants as when the Existing 2004 Plan was originally adopted and approved in 2004 during our 2005 fiscal year.  During our 2005 fiscal year, our average stock price was $5.44.  During our 2011 fiscal year, our average stock price was $1.59, which represents a 71% drop from our average stock price during our 2005 fiscal year. In light of this reduction in our average stock price, the Board believes that it is important to increase the aggregate number of shares available during any calendar year to any one individual to provide for substantially the same incentive value as originally contemplated to be provided when the Existing 2004 Plan was adopted.  Should Magnetek’s stockholders approve the 2004 Plan Amendment and, subsequently, should our average stock price rise to levels more closely in line with our average stock price for fiscal 2005, the Board of Directors would likely reduce the number of aggregate share grants under the Existing 2004 Plan, as amended by the 2004 Plan Amendment.

The Board of Directors recommends that stockholders approve the 2004 Plan Amendment.  The Board of Directors believes that the increase of the current aggregate share limitations for stock options and/or stock appreciation rights awards and non-stock options and/or stock appreciation rights awards (such as incentive stock) provided by the 2004 Plan Amendment is important to ensure that a sufficient number of awards may be granted to plan participants in order to adequately support the Company’s compensation program intent to attract, retain and motivate such individuals.  The Board of Directors also believes that the proposed 2004 Plan Amendment is reasonable and fair to Magnetek’s stockholders.  If the requisite stockholder approval of the 2004 Plan Amendment is not obtained, all provisions of the Existing 2004 Plan will remain in place.  The benefits and amounts under the Existing 2004 Plan, as amended by the 2004 Plan Amendment, are purely discretionary and, therefore, such benefits and amounts which would have been received for the last completed fiscal year under the Existing 2004 Plan, as amended by the 2004 Plan Amendment, if it had been in effect are not determinable at this time.

Stockholder Approval Requirement

Approval of the 2004 Plan Amendment as described in Proposal No. 4 will require the affirmative vote of the holders of a majority of Magnetek’s shares voted at the annual meeting either in person or by proxy.

The Board of Directors Recommends that Stockholders Vote “FOR” Approval of the 2004 Plan Amendment.

PROPOSAL NO. 5

APPROVAL OF DIRECTOR COMPENSATION AND DEFERRAL INVESTMENT PLAN AS SUCCESSOR PLAN TO MAGNETEK, INC. AMENDED AND RESTATED DIRECTOR AND OFFICER COMPENSATION AND DEFERRAL INVESTMENT PLAN

On August 5, 2011, Magnetek’s Board of Directors adopted a Director Compensation and Deferral Investment Plan as a successor plan to the Magnetek, Inc. Amended and Restated Director and Officer Compensation and Deferral Investment Plan (the “Existing DOCDIP”).  The form of the Director Compensation and Deferral Investment Plan as a successor plan to the Existing DOCDIP is attached as Annex C to this Proxy Statement (the “Director Plan”).  The Director Plan would, if approved by our stockholders, increase the aggregate number of shares available for issuance to eligible participants to 2,500,000, as compared to the 1,100,000 shares available for issuance under the Existing DOCDIP (representing an increase of 1,400,000 shares).  As of the end of our 2011 fiscal year, 181,636 shares of our common stock remained available for future issuances under the Existing DOCDIP.

The original Magnetek, Inc. 1997 Non-Employee Director Stock Option Plan (the “1997 Plan”) was adopted by the Board of Directors and approved by Magnetek’s stockholders on October 21, 1997.  On July 26, 2006, the Board of Directors adopted the Existing DOCDIP, which amended and restated the 1997 Plan, and which was subsequently approved by Magnetek’s stockholders on October 25, 2006.  The Existing DOCDIP was further amended effective as of January 1, 2009 to comply with the then recently issued final regulations under Section 409A, and, as such, Magnetek stockholder approval was not required for such amendments.

The Existing DOCDIP is administered by the Compensation Committee, although the Board of Directors may exercise any authority of the Compensation Committee under the Existing DOCDIP.  Any member of the Board of Directors who is not an employee or officer of Magnetek (currently there are five such individuals) is eligible to participate in the Existing DOCDIP.  In addition, under the Existing DOCDIP, Magnetek’s chief executive officer and Magnetek’s other key executives designated by the Compensation Committee are eligible to participate in the Existing DOCDIP.

On August 5, 2011, Magnetek’s Board of Directors approved amendment of the Existing DOCDIP to be succeeded by the Director Plan eliminating the provisions allowing for key executive officers’ participation.

Under the Director Plan, each eligible Director receives phantom shares of Magnetek common stock in lieu of the annual cash retainer fees otherwise payable to such Director each year so long as the Director Plan is in effect.  In addition, if a Director so elects, he or she may receive phantom shares of common stock in lieu of cash meeting fees payable to such Director each year for as long as the Director Plan is in effect.  A participating Director may elect to defer up to 100% of his or her retainer fees and/or meeting fees for any year.

Currently, an aggregate of 1,100,000 shares of our common stock are authorized and reserved for issuance under the Existing DOCDIP.  When the Existing DOCDIP was approved in 2006, it increased the maximum number of shares originally available for issuance under the 1997 Plan from 250,000 to 1,100,000 (representing an increase of 850,000 shares).  Such authorized shares may be treasury shares (i.e., previously issued and outstanding shares that were reacquired by Magnetek but not cancelled) or may be authorized but unissued shares, or may consist partly of each.  The Board of Directors approved the Director Plan, in part, because the Board believes the current authorized number of shares available for issuance under the Existing DOCDIP is not sufficient to adequately compensate the Director participants.  For example, during the 2011 fiscal year, we allocated 215,173 shares under the Existing DOCDIP, which was due, in part, to an increased number of Board and committee meetings and historically low stock prices.

The Board of Directors recommends that stockholders approve the Director Plan.  The Board of Directors believes that the increased number of shares that would become available under the Director Plan relative to the number of shares available for issuance under the Existing DOCDIP is important to ensure that a sufficient number of shares are available for plan participants in order to adequately support the Company’s compensation program intent to attract, retain and motivate such individuals.  The Board of Directors also believes that the proposed Director Plan is reasonable and fair to Magnetek’s stockholders.  If the requisite stockholder approval of the Director Plan is not obtained, all provisions of the Existing DOCDIP will remain in place.

Stockholder Approval Requirement

Approval of the Director Plan Amendment as described in Proposal No. 5 will require the affirmative vote of the holders of a majority of Magnetek’s shares voted at the annual meeting either in person or by proxy.

The Board of Directors Recommends that Stockholders Vote “FOR” Approval of the Director Plan.

PROPOSAL NO. 6

ADVISORY VOTE ON THE COMPENSATION OF NAMED EXECUTIVE OFFICERS

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of Magnetek’s named executive officers.  For a comprehensive description of our executive compensation program please refer to the Compensation Discussion and Analysis beginning on page 30 of this Proxy Statement.

    We believe that Magnetek’s executive compensation programs have been effective in incenting the achievement of our positive results. We are asking our stockholders to indicate their support for our named executive officers compensation as described in this Proxy Statement. This Proposal No. 6 gives you as a stockholder the opportunity to express your views regarding our fiscal year 2011 executive compensation policies and procedures for named executive officers. The vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and procedures described in this Proxy Statement.

Stockholder Approval Requirement

Approval of the advisory vote as described in Proposal No. 6 will require the affirmative vote of the holders of a majority of Magnetek’s shares voted at the annual meeting either in person or by proxy.

The Board of Directors Recommends that Stockholders Vote “FOR” the following advisory resolution:

RESOLVED, that the stockholders of Magnetek approve, on an advisory basis, the compensation of Magnetek’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the Summary Compensation Table, and the related compensation tables, notes and narrative set forth in this Proxy Statement.

Although the advisory vote is non-binding, the Compensation Committee and the Board of Directors will review the results of the vote and consider the outcome when making future decisions concerning our executive compensation program.

PROPOSAL NO.7

ADVISORY VOTE ON THE FREQUENCY OF THE VOTE ON COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

In addition to the nonbinding advisory note on the compensation of Magnetek’s named executive officers in Proposal No. 6 of this Proxy Statement, the Dodd-Frank Act also requires that we ask stockholders to cast an advisory vote on how often we should include an advisory vote on executive compensation in proxy materials for future stockholder meetings where compensation disclosure is required. Under this Proposal No. 7, stockholders may vote to have such a vote every year, every two years or every three years.

The Board of Directors recommends a vote every year (annually).  Magnetek’s executive officer compensation is designed with a long-term focus. However, the Board of Directors recognizes that executive compensation decisions are made annually and holding an annual advisory vote on executive compensation provides us with more direct and immediate feedback from our stockholders.  Stockholders should note, however, that because the advisory vote on executive compensation will occur after the beginning of the compensation year, in many cases, it may not be appropriate or feasible to change our executive compensation program in connection with a particular year’s advisory vote on executive compensation.

Stockholder Approval Requirement

Approval of the advisory vote as described in Proposal No. 7 will require the affirmative vote of the holders of a majority of Magnetek’s shares voted at the annual meeting either in person or by proxy, unless none of the frequency options receives a majority of the votes cast, then the option receiving the greatest number of votes will be considered the frequency recommended by the Company’s stockholders.

The Board of Directors Recommends that Stockholders Vote “FOR” An Advisory Vote on the Compensation of our Named Executive Officers Every Year.

Accordingly, the following resolution will be submitted for a stockholder vote at the 2011 Annual Meeting:

RESOLVED, that the stockholders of Magnetek shall be given the opportunity to vote on an advisory resolution regarding the compensation of Magnetek’s named executive officers:

• every year;
• every two (2) years; or
• every three (3) years.

Each stockholder’s vote, however, is not to approve or disapprove the Board’s recommendation. When voting on this Proposal No. 7, each stockholder has four choices, vote on executive pay every year, every two years, every three years, or abstain from voting. The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders. Although this advisory vote is non-binding, we will review the results of the vote and take them into account in making a determination concerning the frequency of advisory votes on executive compensation.

CORPORATE GOVERNANCE PRINCIPLES

Magnetek’s Board of Directors and management are committed to operating the Company in accordance with its long-standing governance principles and sound business practices. This fundamental framework provides the foundation from which the Board and management pursue long-term strategic objectives aligned with the interests of the Company’s stockholders. Magnetek’s corporate governance principles are reviewed annually by the Nominating and Corporate Governance Committee and any proposed changes are discussed with and recommended to the full Board for approval. Magnetek’s Corporate Governance Guidelines are published on its web site at www.magnetek.com in the “Investor Relations” section, under “Corporate Governance,” and are available in print to any stockholder that requests a copy from the Vice President, General Counsel and Corporate Secretary at Magnetek, Inc., N49 W13650 Campbell Drive, Menomonee Falls, Wisconsin 53051.

Board Composition and Independence

Magnetek’s Board of Directors currently consists of six members, each of whom is subject to election by the Company’s stockholders to serve a term until the next Annual Stockholders’ Meeting, absent any unforeseen circumstances. The Corporate Governance Guidelines for Board composition encourage a breadth of diverse views and experience from a variety of industries and professional backgrounds. The Nominating and Corporate Governance Committee identifies potential candidates through professional search firms and/or referrals with consideration given to a potential candidate’s ability to contribute to the diversity of the Board as reflected in the Corporate Governance Guidelines. Candidacy for Board membership requires the final approval of the full Board, based upon the recommendation of the Nominating and Corporate Governance Committee and the Chairman of the Board. Each year, the Board proposes a slate of nominees to the stockholders, who elect the members of the Board at the Annual Stockholders’ Meeting. Stockholders may also propose nominees for consideration by the Nominating and Corporate Governance Committee by submitting the names and supporting information regarding proposed candidates to the Corporate Secretary in accordance with the procedure for submitting stockholder proposals set forth on page 3 and page 4 of this Proxy Statement. Selected Directors are expected to meet the Company’s governance criteria as reflected in the Corporate Governance Guidelines, including demonstration of the highest personal and professional ethics, integrity and values, and a commitment to representing the long-term interests of the Company’s stockholders. The Nominating and Corporate Governance Committee is responsible for establishing qualifications for Directors, taking into account the composition and skills of the entire Board and the needs of the Company. Directors must be willing and able to devote sufficient time to carrying out their duties and responsibilities effectively and must be prepared to serve on the Board for an extended period of time.

In accordance with the listing standards established by the NYSE, the requirements of the Sarbanes-Oxley Act of 2002 and the Company’s Corporate Governance Guidelines, the Board has adopted criteria for establishing independence that meets or exceeds the requirements of the NYSE listing standards. Each year, the Nominating and Corporate Governance Committee reviews the qualifications and independence of each existing Board member and new candidates for Board membership, if any, prior to making recommendations for nominations to the Board for the following year. The Board takes into account all relevant facts, circumstances and affiliations, direct or indirect relationships, and related person transactions that might impact an existing or candidate Board member’s independence from the Company and management. Based upon its most recent review of independence in August 2011, the Nominating and Corporate Governance Committee determined that all of the current Directors are independent under the NYSE listing standards and the Company’s Corporate Governance Guidelines, except Mr. Reiland who served as the Company’s President and Chief Executive Officer until October 28, 2008 and was an employee of the Company until January 15, 2009 and Mr. McCormick who is an employee of the Company and serves as the Company’s President and Chief Executive Officer.

Applying the NYSE listing standards and the Company’s independence standards, the Board determined that there are no transactions, relationships or arrangements that would impair the independence or judgment of any of the Directors deemed independent by the Board. See Relationships and Related Transactions section on page 23 of this Proxy Statement.

Recognizing the value of long-term experience, the Company does not have a mandatory retirement policy for its Directors. The Company does, however, require non-employee Directors to offer their resignation whenever their principal employment or affiliation changes after joining the Board or whenever there is a material change in their personal circumstances. The Nominating and Corporate Governance Committee then evaluates the changed circumstance and its impact on the Board member’s ability to continue effectively contributing to the oversight of the Company’s management and makes a recommendation to the Board on whether the member should continue to serve. The final decision, based upon the committee’s recommendation, is made by the Board.

Board Structure and Risk Oversight

Magnetek’s Bylaws provide that the Board of Directors reserves the right to combine the responsibilities of the Chief Executive Officer (“CEO”) and Chairman of the Board in the same individual. Since 2005, the Board has determined to separate these roles. The Board believes at this time that designating an independent director to act as the non-executive Chairman serves the best interests of the Company and our stockholders. The Board further believes that the committees of the Board are best served by engaging management of the Company on an ongoing basis. Thus, our President, who is also our CEO, serves as an ex-officio member of all our Board committees. In addition, each of the Board’s committees, except the Retirement Plan Committee, consists entirely of independent directors, as determined on an annual basis by the Board. This design facilitates the Board’s oversight of management and the functioning of the Board.

As reflected in the Bylaws and Corporate Governance Guidelines, the responsibilities of our Chairman include presiding at all meetings of the Board, setting the agenda for Board meetings and the provision of information to Board members prior to each meeting. The Chairman also presides over the Company’s annual and any special stockholders’ meetings.

The Nominating and Corporate Governance Committee is responsible for the review of the leadership structure of the Board. It also has general responsibility for surveillance of the Company’s compliance with its Corporate Governance Guidelines and Code of Business Conduct and Ethics. The Nominating and Corporate Governance Committee makes recommendations on the number of Directors, as well as the structure and membership of each committee of the Board and is responsible for assessing corporate governance risks including evaluating Director independence and related party transactions.

The Board of Directors takes an active role in overseeing management of the Company’s enterprise, financial, reputational, legal, environmental and business risks, with input from the Company’s President and CEO and other senior management, as appropriate.  The Board is ultimately responsible for the conduct of the review, approval and monitoring of fundamental financial and business strategies and major corporate actions, including assessing enterprise, financial, reputational, legal, environmental and business risks facing the Company while reviewing options for mitigation of such risks.

The Audit Committee is responsible for oversight of our accounting and financial reporting practices and procedures and the integrity of our financial statements. Annually, the Audit Committee engages in a Company-wide assessment of risk management policies, practices and processes including risk identification, analysis, controls and monitoring. The Audit Committee is briefed on a quarterly basis by our Manager of Internal Audit and, resulting from ensuing discussions, establishes the internal audit schedule.

The Compensation Committee is responsible for overseeing the Company’s compensation policies, practices and programs. The Compensation Committee analyzes, in conjunction with management, whether such compensation policies, practices and programs, when viewed in their component parts and when taken as a whole, create risks that are reasonably likely to have a material adverse effect on the Company. The analysis is conducted Company-wide and applied to programs applicable to all employees including our executive officers. Based upon this analysis, the Compensation Committee does not believe that the Company’s compensation programs were reasonably likely to create or encourage unnecessary or excessive risk taking by the Company’s employees, including our executive officers.

The Retirement Plan Committee represents the Board of Directors in providing for the oversight and monitoring of the administration and performance of the Company’s retirement benefit plans. The Retirement Plan Committee meets no less than twice per year to review and monitor the administration and performance of the Company’s retirement benefit plans. The Retirement Plan Committee receives input and professional advice from its consulting actuary, trust fund investment manager, and an independent investment advisor. The Company’s defined benefit pension plan could, under certain circumstances, be reasonably likely to have a material adverse effect on the Company. The Company froze its defined benefit pension plan with respect to new participants in 2002 and with respect to existing participants in 2003. Accrued benefits continue to be funded by the Company with no employee contributions required. The principal risk associated with this pension plan is marked volatility of asset prices and interest rates. Risks associated with the management of approximately $133 million in plan assets and $194 million in plan liabilities (as of July 3, 2011) are the oversight responsibility of the Retirement Plan Committee.  The pension plan’s performance, including the funding percentages and investment choices, are also reviewed at least annually with the Board of Directors.

Board Functional Responsibilities

Board members are expected to devote sufficient time and attention to carrying out their duties and responsibilities and to ensure that their other responsibilities, including service on other boards, do not interfere with their responsibilities as members of Magnetek’s Board of Directors. Directors are expected to prepare for and attend all Board meetings and meetings of committees to which they are assigned. The Company schedules Board meetings once each quarter and calls special and telephonic meetings when required. Last year, the Board held four regularly scheduled quarterly meetings, one special meeting and eight telephonic meetings. All of the Directors attended in person or participated telephonically in all of these meetings except for Mr. Reiland who was excused from one telephonic meeting. Board members also are expected to attend each Annual Stockholders’ Meeting if they are able to do so. All of the Directors attended the 2010 Annual Stockholders’ Meeting. We anticipate that all of our Directors will attend the November 9, 2011 Annual Meeting.

A master Board meeting agenda and meeting agendas for each of the committees are prepared each year to cover recurring items and are submitted to the Chairman of the Board and to the applicable committees for review and approval. Proposed meeting agendas are submitted to the Chairman of the Board and the committee chairmen prior to each scheduled meeting to enable the chairmen to revise the agendas and add additional topics for discussion, as appropriate. Materials relevant to the topics to be discussed are distributed prior to meetings and Directors are expected to review the materials and prepare for meetings in advance. At each quarterly meeting, the Board participates in focused discussions of the Company’s quarterly performance and key issues affecting the Company. The Board formally reviews and discusses the Company’s business plan for the next year and its longer-term strategic objectives, as well as its management succession plan, at least once a year.

Executive sessions with only independent Directors occur during each quarterly meeting and at the end of special and telephonic meetings at the discretion of the Board and at any other time deemed appropriate by the Board. The executive sessions are chaired by Mr. Quain, Chairman of the Board, who is an independent director. At least annually, the independent Directors meet formally in an executive session to evaluate the President and CEO’s past year’s performance and to discuss and establish performance objectives for the next fiscal year.

All of the Directors participate in an annual evaluation of the Board’s effectiveness. Committee members also evaluate the effectiveness of the committees on which they serve.

The Board, and each committee, is authorized to engage independent outside financial, legal and other consultants as they deem necessary or appropriate. Directors also have full access to management. Committee responsibilities are detailed in each committee charter.

Alignment with Stockholder Interests

Directors are expected to represent the interests of all of our stockholders. As described in the Director Compensation section on pages 43 and 44 of this Proxy Statement, all or a substantial portion of each Director’s compensation is linked to the Company’s stock performance and to the long-term interests of our stockholders. Directors are required to accept their annual Board and committee chairmanship retainer fees in phantom shares of the Company’s common stock, and may elect to receive their meeting fees in phantom shares of common stock or cash. Currently, all of the Directors receive all of their compensation, including meeting fees, in phantom shares of common stock. The phantom stock is held in a rabbi trust and is not distributed until January of the year following the termination of a Director’s service on the Board. The Company has adopted stock ownership guidelines for its Directors such that they must own qualifying shares of our common stock with a market value of three times a Director’s annual retainer within five years from such Director’s initial appointment or election.

Senior management meets regularly with institutional investors and stockholders and reports to the Board on analyst and stockholder views of the Company.

Communications with the Board

Stockholders and interested parties who wish to communicate with the Board of Directors or the non-management Directors may do so in writing, addressed to the Chairman of the Board, c/o Vice President, General Counsel and Corporate Secretary, Magnetek, Inc., N49 W13650 Campbell Drive, Menomonee Falls, Wisconsin 53051.

The Board of Directors has instructed the Vice President, General Counsel and Corporate Secretary to distribute communications to the Chairman after determining whether the communication is appropriate for the duties and responsibilities of the Board. The Vice President, General Counsel and Corporate Secretary does not forward general surveys and mailings to solicit business, advertise products, resumes, product inquiries or complaints, sales communications or other communications that do not relate to the responsibilities of the Board.

Code of Conduct and Reporting of Ethical Concerns

Magnetek has adopted a Code of Business Conduct and Ethics applicable to all of its employees and officers, including the Chief Executive Officer, Chief Financial Officer and principal accounting officer, and its Directors. A copy of the Code of Business Conduct and Ethics is available on the Company’s web site at www.magnetek.com in the “Investor

Relations” section under “Corporate Governance” and in print to any stockholder who requests a copy from the Vice President, General Counsel and Corporate Secretary of Magnetek, Inc., N49 W13650 Campbell Drive, Menomonee Falls, Wisconsin 53051. Any request for a waiver of the Code of Business Conduct and Ethics must be submitted to the Nominating and Corporate Governance Committee for approval and must be ratified by the full Board. As of the date of this Proxy Statement, no request for a waiver of the Code of Business Conduct and Ethics has ever been made.

Magnetek has established procedures for employees, stockholders and others to communicate concerns about ethical conduct or business practices, including accounting, internal controls or financial reporting issues, to the Audit Committee, which has responsibility for these matters. Concerns may be anonymously communicated by contacting Signius, our independent, third party call center, at 1-866-428-1705. The Signius representative will transcribe the content of the call, maintaining the confidentiality of the caller even if contact information is left by the caller for follow-up purposes. Upon receipt of a communication, Signius immediately emails the content of the communication to the Vice President, General Counsel and Corporate Secretary and to the Chairman of the Audit Committee. All communications remain confidential and the identity of the caller, even if disclosed to Signius, is not disclosed to the Vice President, General Counsel and Corporate Secretary or the Audit Committee Chairman.

COMPENSATION COMMITTEE INTERLOCKS AND
INSIDER PARTICIPATION

David A. Bloss, Sr. served as Chairman of the Compensation Committee and Yon Y. Jorden and Mitchell I. Quain served as committee members. None of the Compensation Committee members was, during the past fiscal year, an officer or employee of the Company, nor is any committee member a former employee of the Company. None of the committee members and none of the Company’s executive officers has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity and no interlocking relationship existed in fiscal 2011.

RELATIONSHIPS AND RELATED TRANSACTIONS

The Company’s Corporate Governance Guidelines set forth the procedures regarding related person transactions and for determining the independence of our Directors and committee members. The Nominating and Corporate Governance Committee is responsible for evaluating the independence of each Board and committee member at least annually, and more often if warranted by a change of circumstances or the nomination of a new Board member. All relationships are evaluated annually by the Nominating and Corporate Governance Committee, using the criteria set forth in the Corporate Governance Guidelines, to determine whether they impact a Director’s independence. The “Corporate Governance Principles” section on pages 20 to 23 of this Proxy Statement contains additional information on related person transactions. A copy of the Corporate Governance Guidelines may be found on the Company’s web site at www.magnetek.com in the “Investor Relations” section under “Board Guidelines.”

The Company had no related person transactions in fiscal 2011 and none are currently proposed.

STANDING COMMITTEES OF THE BOARD

Audit Committee

Composition:	Separately designated committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Charter:
The Audit Committee operates under a written charter adopted by the committee and approved and ratified by the Board of Directors, which is reviewed annually by the committee. A copy may be found on the Company’s web site at www.magnetek.com in the “Investor Relations” section, under “Corporate Governance,” and is available in print to any stockholder who requests it from the Vice President, General Counsel and Corporate Secretary at Magnetek, Inc., N49 W13650 Campbell Drive, Menomonee Falls, Wisconsin 53051.

Members:	Three independent Directors during fiscal 2011:
Yon Y. Jorden, Chairman
David A. Bloss, Sr.
Mitchell I. Quain
All of the above Directors served on the Audit Committee during fiscal 2011.
Independence:	Every member of the Audit Committee qualifies as independent under the Company’s independence guidelines and under guidelines established by the NYSE listing standards for Audit Committee membership.

Meetings:
During fiscal 2011, the Audit Committee held four regularly scheduled quarterly meetings, and one telephonic meeting. Each committee member participated in the meetings that occurred during the time that he or she served on the committee.

Self-Evaluation:	The Audit Committee performed a self-evaluation of its performance in fiscal 2011.
Experts:
The Board has determined that all of the Audit Committee members are financially literate under the NYSE Listing Standards and that Ms. Jorden qualifies as an Audit Committee financial expert within the meaning of the SEC regulations and that she has accounting or related financial management expertise as required by the NYSE listing standards.

Functions:	The following are the primary responsibilities of the Audit Committee. A more complete description of the Audit Committee’s responsibilities is set forth in the committee charter.

•Appoints or replaces the independent registered public accounting firm and pre-approves all auditing services, engagement fees and all non-audit services provided by the independent registered public accounting firm, except for non-audit services that fall within the de minimus exception set forth in Section 10A of the Exchange Act, and monitors disclosure of the pre-approval of non-audit services in the Company’s periodic reports.

•Assesses and ensures the independence, qualifications and performance of the independent registered public accounting firm, including a review and evaluation of the lead partner, taking into account the opinions of management and the Company’s internal audit department.

•Reviews and discusses with management and the independent registered public accounting firm (a) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (b) reports prepared by management or the independent registered public accounting firm setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; (c) any management letter provided by the independent registered public accounting firm and the Company’s response to the letter; (d) any problems, difficulties or differences encountered in the course of the audit work, including any disagreements with management or restrictions on the scope of the independent registered public accounting firm activities or on access to requested information and management’s response thereto; (e) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company; and (f) earnings press releases using “pro forma” or “adjusted” non-GAAP information and financial information and earnings guidance provided to analysts.

•At least annually, obtains the independent registered public accounting firm written statement concerning any non-audit relationships between the auditor and the Company and assesses the independence of the outside auditor as required under the Public Company Accounting Oversight Board’s applicable requirements and obtains the report regarding the auditor’s internal quality-control procedures and any material issues raised by the most recent quality-control review or peer review of the firm, and any steps taken to resolve any such issues.

•Reviews and discusses with management and the independent registered public accounting firm the Company’s quarterly and annual audited financial statements, including matters required to be discussed pursuant to any relevant Statement on Auditing Standards.

•Meets with the independent registered public accounting firm to review and approve its annual scope of audit and meets without management present to review and to discuss management’s response to findings.

•Reviews the adequacy of the Company’s internal audit plan, responsibilities, budget and staffing, including the appointment, reassignment or dismissal of the director or manager of internal audit and reviews findings from completed internal audits and progress reports on the proposed internal audit plan, together with explanations for any deviations from the original plan.

•Meets with the internal auditor to review and approve the annual scope of audit and meets without management present to discuss management’s response to findings.

•Establishes and monitors the implementation of procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•Reviews disclosures made by the Company’s principal executive officer and principal financial officer regarding compliance with their certification obligations as required by the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder, including the Company’s disclosure controls and procedures and internal controls for financial reporting and evaluations thereof.

•Reviews any reports of the independent registered public accounting firm mandated by Section 10A of the Exchange Act, and obtains from the independent auditors any information with respect to illegal acts in accordance with Section 10A.

•Reviews at least annually the exceptions noted in the reports to the Audit Committee by the internal auditors and the independent registered public accounting firm and the progress made in responding to the exceptions.

•Reviews and discusses with management the Company’s material contingent liabilities and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

•Prepares the report required by the rules of the SEC to be included in the Company’s annual Proxy Statement.

Compensation Committee

Structure:	Separately designated committee of independent Directors.
Charter:
The Compensation Committee operates under a written charter adopted by the committee and approved and ratified by the Board of Directors, which is reviewed annually. A copy may be found on the Company’s web site at www.magnetek.com in the “Investor Relations” section under “Corporate Governance,” and is available in print to any stockholder who requests it from the Vice President, General Counsel and Corporate Secretary of Magnetek at the address noted above.

Members:	Three independent Directors during fiscal 2011:
David A. Bloss, Sr., Chairman
Yon Y. Jorden
Mitchell I. Quain
All of the above Directors served on the Compensation Committee during fiscal 2011.
Independence:	All of the Compensation Committee members are independent, as independence for Compensation Committee members is defined in the NYSE Listing Standards.
Meetings:
During fiscal 2011, the Compensation Committee held three regularly scheduled meetings, and one telephonic meeting. Each committee member participated in the meetings that occurred during the time that he or she served on the committee.

Self-Evaluation:	The Compensation Committee performed a self-evaluation of its performance in fiscal 2011.
Functions:	The following are the primary responsibilities of the Compensation Committee. A more complete description of the committee’s functions is set forth in the committee charter.

•Review and approve corporate goals and objectives relevant to CEO compensation, evaluate the CEO’s performance, and set the CEO’s compensation. Review and approve the compensation of executives based upon the CEO’s evaluation of performance and recommendations.

•Review, evaluate and make recommendations to the Board on the overriding compensation strategy of the Company and periodically reassess the balance between short-term pay and long-term incentives.

•Adopt, administer, approve and ratify awards under incentive compensation and equity-based plans and make recommendations with respect to performance or operating goals for participants in the Company’s plans.

•Review and make recommendations to the Board regarding employment agreements, severance arrangements, change in control agreements for the CEO and the officers of the Company, and any special or supplemental benefits paid to the CEO and the officers.

•Review and consider the results of any stockholder advisory vote pertaining to executive compensation.
•Review and approve other large compensation expense categories such as employee benefit plans.

Nominating and Corporate Governance Committee

Structure:	Separately designated committee of independent Directors.
Charter:
The Nominating and Corporate Governance Committee operates under a written charter adopted by the committee and approved and ratified by the Board of Directors, which is reviewed annually. A copy may be found on the Company’s web site at www.magnetek.com in the “Investor Relations” section under “Corporate Governance” and is available in print to any stockholder who requests it from the Vice President, General Counsel and Corporate Secretary of Magnetek at the address noted above.

Members:	Three independent Directors during fiscal 2011:
Mitchell I. Quain, Chairman
David A. Bloss, Sr.
Yon Y. Jorden
All of the above Directors served on the Nominating and Corporate Governance Committee during fiscal 2011.
Independence:	All of the Nominating and Corporate Governance Committee members are independent, as independence for governance committee members is defined in the NYSE Listing Standards.
Meetings:
Two regularly scheduled meetings, of the Nominating and Corporate Governance Committee were held during fiscal 2011. Each committee member participated in the meetings that occurred during the time that he or she served on the committee.

Self-Evaluation:	The Nominating and Corporate Governance Committee performed a self-evaluation of its performance in fiscal 2011.
Functions:	The following are the primary responsibilities of the Nominating and Corporate Governance Committee. A more complete description of the committee’s functions is set forth in the committee charter.

•Develops qualification criteria for Board membership and recommends nominees for Board membership. Considers nominations from stockholders that are submitted in accordance with the requirements for submission of stockholder proposals set forth on page 3 and page 4 of this Proxy Statement. Screens individual candidates to determine their qualification for recommendation to become Board members in accordance with the Corporate Governance Guidelines and annually assesses the adequacy and effectiveness of such guidelines.

•Makes recommendations from time-to-time to the Board regarding the number of members that should serve on the Board and regarding the standing committees of the Board, including their structure and annual membership.

•Reviews and analyzes Board compensation and makes recommendations to the full Board for consideration.
•Periodically reviews each Board member’s ownership of the Company’s common stock.

•Reviews periodically with the Chairman and Chief Executive Officer the succession plans relating to positions held by elected corporate officers.
•Reviews and reassesses at least annually the adequacy of the Corporate Governance Guidelines and Code of Business Conduct and Ethics and recommends any proposed changes to the Board for approval.

•Considers and approves any requests for waivers of the Company’s Code of Business Conduct and Ethics and oversees the Company’s compliance with disclosures of any such waivers to both the NYSE and the SEC.

Retirement Plan Committee

Structure:	Separately designated committee of Directors.
Charter:
The Retirement Plan Committee operates under a written charter adopted by the committee and approved and ratified by the Board of Directors, which is reviewed annually. A copy may be found on the Company’s web site at www.magnetek.com in the “Investor Relations” section under “Corporate Governance” and is available in print to any stockholder who requests it from the Vice President, General Counsel and Corporate Secretary of Magnetek at the address noted above.

Members:	Four Directors during fiscal 2011:
David P. Reiland, Chairman David A. Bloss, Sr. Yon Y. Jorden Mitchell I. Quain
All of the above Directors served on the Retirement Plan Committee during fiscal 2011.
Meetings:	Two meetings of the Retirement Plan Committee were held during fiscal 2011. Each committee member participated in the meeting that occurred during the time that he or she served on the committee.
Functions:	The following are the primary responsibilities of the Retirement Plan Committee. A more complete description of the Retirement Plan Committee’s functions is set forth in its charter.
•Reviews investment strategy and fund performance for the Company’s retirement plans and related trusts and reviews issues affecting the financial condition and performance of the retirement plans.
•Reviews amendments and other significant issues relating to the retirement plans and, as deemed appropriate, makes recommendations to the Board.
•Reviews the accounting impact and costs for the retirement plans.
•Consults with and seeks advice from appropriate management personnel, outside consultants, auditors, actuaries, investment managers or legal counsel, as deemed appropriate by the committee.

•Delegates administration and management of the retirement plans and other responsibilities to officers of the Company, key management personnel or qualified third party providers, as deemed appropriate by the committee.

BENEFICIAL OWNERSHIP OF MAGNETEK, INC. COMMON STOCK

BY DIRECTORS, OFFICERS AND CERTAIN OTHER OWNERS

The following table shows the amount of Magnetek common stock beneficially owned by (a) each person or group believed to own more than 5% of Magnetek’s common stock outstanding on August 15, 2011; (b) each Director, (c) each named executive officer reflected in the Summary Compensation Table on page 38 of this Proxy Statement (hereafter referred to as “Executive Officers”) and (d) all Directors and Executive Officers as a group. The percentage amounts set forth in the table below are based on the 32,294,652 shares of our common stock outstanding on August 15, 2011, plus, where applicable, the number of shares that the indicated person or group had a right to acquire within 60 days of that date.

	Number of Shares (1)	Percent (1)
Lloyd I. Miller, III (2)	3,179,154	9.8%
4550 Gordon Drive
Naples, FL 34102
Heartland Advisors, Inc. (3)	3,000,000	9.3%
William J. Nasgovitz
789 North Water Street
Milwaukee, WI 53202
GAMCO Investors, Inc. (4)	2,761,333	8.6%
Gabelli Funds, LLC
GAMCO Asset Management Inc.
MJG Associates, Inc.
Teton Advisors, Inc.
Mario J. Gabelli
One Corporate Center
Rye, NY 10580
PNC (5)	2,232,737	6.9%
One PNC Plaza
249 Fifth Avenue
Pittsburgh, PA 15222
AWM Investment Company, Inc. (6)	1,813,177	5.6%
David M. Greenhouse
Austin W. Marxe
527 Madison Avenue, Suite 2600
New York , NY 10022
Royce & Associates, LLC (7)	1,720,584	5.3%
745 Fifth Avenue
New York, NY 10151
Dimensional Fund Advisors LP (8)	1,681,958	5.2%
Palisades West, Building One
6300 Bee Cave Road
Austin, TX 78746
Riley Investment Management LLC (9)	1,626,819	5.0%
Bryant R. Riley
11100 Santa Monica Boulevard, Suite 800
Los Angeles, CA 90025
Peter M. McCormick (10)	583,447	1.8%
Marty J. Schwenner (11)	361,221	1.1%
David A. Bloss, Sr. (12)	225,115	*
David P. Reiland (13)	200,954	*
Hungsun S. Hui (14)	178,742	*
Mitchell I. Quain (15)	180,550	*

Scott S. Cramer (16)	101,500	*
Yon Y. Jorden (17)	58,750	*
Michael J. Stauber (18)	33,756	*
Executive Officers and Directors as a Group (9 persons) (19)	1,924,035	6.0%

*           Less than one percent

(1)
For purposes of this table, a person is deemed to have “beneficial ownership” of any security as of a given date when such person has the right to acquire such security within 60 days after such date. Except as indicated in these footnotes to this table and pursuant to applicable community property laws, to the knowledge of the Company, the persons named in this table have sole voting and investment power with respect to all shares beneficially owned by them. The number of shares and percentage ownership amounts do not reflect amounts listed in the table representing common stock equivalents. The Company makes no representation as to the accuracy or completeness of amounts in this table that are identified in these footnotes as being provided according to public filings by or on behalf of the beneficial stockholders in question. For purposes of this table, the addresses of the Executive Officers and the Directors shall be N49 W13650 Campbell Drive, Menomonee Falls, Wisconsin 53051.

(2)
According to a Schedule 13G filed on July 9, 2010, Lloyd I. Miller III has (i) shared dispositive and voting power with respect to 2,022,646 shares of our common stock as an investment advisor to the trustee of certain family trusts and (ii) sole dispositive and voting power with respect to 1,156,508 shares of our common stock as (a) a manager of a limited liability company that is the general partner of a certain limited partnership, (b) the trustee to certain grantor retained annuity trusts, (c) the trustee of certain generation skipping trusts and (d) an individual.

(3)
According to a Schedule 13G filed on February 10, 2011, Heartland Advisors, Inc. (“Heartland”), by virtue of its investment discretion and voting authority granted by certain clients, which may be revoked at any time, and William J. Nasgovitz, as a result of his ownership interest in Heartland, have shared voting and dispositive power with respect to the shares of common stock reported in the above table. Mr. Nasgovitz disclaims beneficial ownership of such shares.

(4)
According to a Schedule 13D filed on November 8, 2010, (i) Gabelli Funds, LLC (“Gabelli Funds”) has sole voting and dispositive power with respect to 899,000 shares of our common stock, (ii) GAMCO Asset Management Inc. (“GAMCO Asset”) has sole voting power with respect to 1,279,833 shares and sole dispositive power with respect to 1,337,833 shares of our common stock, (iii) MJG Associates, Inc. (“MJG”) has sole voting and dispositive power with respect to 22,000 shares of our common stock and (iv) Teton Advisors, Inc. (“Teton Advisors”) has sole voting and dispositive power with respect to 502,500 shares of our common stock. Mr. Mario J. Gabelli and various entities which he directly or indirectly controls or for which he acts as chief investment officer, are engaged in providing investment services and advice to various institutional and individual clients. Mr. Gabelli and the foregoing reporting persons are deemed to have beneficial ownership of certain shares of our common stock, which are beneficially owned by certain of such reporting persons. The reporting persons do not admit that they constitute a group.

(5)
According to Schedule 13G filed on February 11, 2011, the PNC Financial Services Group, Inc., PNC Bancorp, Inc. and PNC Bank, National Association have sole voting power with respect to 1,000 shares of our common stock and shared voting and dispositive power with respect to 2,231,737 shares of our common stock.  The 2,231,737 shares are held in trust accounts pursuant to a trust agreement in which Lloyd I. Miller, Jr. was grantor and for which PNC Bank, National Association serves as trustee.  In connection with the trust accounts, Lloyd I. Miller, III and PNC Bank, National Association have entered into an investment advisory agreement which either party may terminate on 30 days written notice.

(6)
According to a Schedule 13G filed on February 11, 2011, David M. Greenhouse and Austin W. Marxe, as controlling principals of AWM Investment Company, Inc., share sole voting and dispositive power with respect to 1,813,177 shares of our common stock.  AWM Investment Company, Inc. is the general partner of and investment adviser to Special Situations Cayman Fund, L.P., and the general partner of MGP Advisers Limited Partnership which, in turn, is the general partner of Special Situations Fund III QP, L.P.  Special Situations Fund III QP, L.P. directly owns 1,355,165 shares of our common stock and Special Situations Cayman Fund, L.P. directly owns 458,012 shares of our common stock.

(7)
According to a Schedule 13G/A filed on January 14, 2011, Royce & Associates, LLC has sole voting and sole dispositive power with respect to 1,720,584 of the shares of our common stock reported in the above table.

(8)
According to a Schedule 13G filed on February 11, 2011, Dimensional Fund Advisors, LP (“Dimensional”), furnishes investment advice to four investment companies and serves as investment manager to certain other commingled group trusts and separate accounts (the “Funds”). In its role as investment advisor or manager, Dimensional possesses sole voting power with respect to 1,666,303 shares of common stock and sole dispositive power with respect to 1,681,958 shares of common stock that are owned by the Funds, and may be deemed to be the beneficial owner of such shares. Dimensional disclaims beneficial ownership of such shares.

(9)
According to a Schedule 13G filed on February 12, 2010, (i) Riley Investment Management, LLC (“Riley Investment”) has sole voting and dispositive power with respect to 1,209,053 shares of our common stock and shared voting and dispositive power with respect to 409,366 additional shares of our common stock, all of which is held in managed accounts of Riley Investment’s investment advisory clients and (ii) Bryant Riley, in his role as the sole manager of Riley Investment, controls Riley Investment’s voting and investing decisions, and therefore has sole voting and dispositive power with respect to 1,217,453 shares of our common stock and has shared voting and dispositive power with respect to 409,366 shares of our common stock, all of which are held in managed accounts of Riley Investment’s investment advisory clients. Bryant Riley’s shares also include 8,400 shares of our common stock owned by custodial accounts of Mr. Riley’s children.

(10)	Includes 310,000 shares issuable upon exercise of options by Mr. McCormick, 200,000 shares of restricted stock not yet vested and 1,596 shares held in the Company’s 401(k) Plan.

(11)	Includes 129,026 shares issuable upon exercise of options by Mr. Schwenner, 169,390 shares of restricted stock not yet vested and 3,961 shares held in the Company’s 401(k) Plan.

(12)	Includes 117,915 shares issuable upon exercise of options by Mr. Bloss. Does not include 122,615 shares of phantom stock held in the Existing DOCDIP by Mr. Bloss.

(13)	Includes 18,750 shares issuable upon exercise of options by Mr. Reiland. Also includes 78,022 shares held in trust. Does not include 168,038 shares of phantom stock held in the Existing DOCDIP.

(14)	Includes 73,000 shares issuable upon exercise of options by Mr. Hui and 86,316 share of restricted stock not yet vested.

(15)
Includes 71,250 shares issuable upon exercise of options by Mr. Quain. Also includes 93,600 shares held in trusts for the benefit of Mr. Quain’s children, as to which Mr. Quain disclaims beneficial ownership. Does not include 203,134 shares of phantom stock held in the Existing DOCDIP.

(16)	Includes for Mr. Cramer 100,000 shares of restricted stock not yet vested.

(17)	Includes 48,750 shares issuable upon exercise of options by Ms. Jorden. Also includes 10,000 held in a family trust. Does not include 174,311 shares of phantom stock held in the Existing DOCDIP.

(18)	Includes for Mr. Stauber 33,756 shares of restricted stock not yet vested.

(19)
Includes 768,691 shares issuable upon exercise of options by Executive Officers and Directors as a group, 589,462 shares of restricted stock not yet vested and 5,557 shares held in the Company’s 401(k) Plan. Also includes, for certain Directors, shares held by trusts.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee of the Board of Directors is tasked with discharging the Board of Director’s responsibilities related to oversight of the compensation of our officers and ensuring that our executive compensation program meets our corporate objectives. Our executive compensation program is administered by management in accordance with the policies developed by the Compensation Committee. The discussion and analysis below is designed to assist in understanding the objectives of our executive compensation program, the different components of compensation paid to our named executive officers (“Named Officers”) and the basis for our compensation decisions. Our Named Officers in fiscal year 2011 include the following five individuals:  Peter M. McCormick, President and CEO; Marty J. Schwenner, Vice President and Chief Financial Officer (“CFO”); and our other most highly compensated executive officers other than the CEO and CFO, who were serving as executive officers at the end of fiscal 2011, Hungsun S. Hui, Vice President Operations; Michael J. Stauber, Vice President, Corporate Controller and Chief Accounting Officer; and Scott S. Cramer, Vice President, General Counsel and Corporate Secretary. In addition to our Named Officers, other key employees of the Company participate in our executive compensation programs at varying levels based upon their job responsibilities and their impact on Company performance and goal achievement. This discussion and analysis should be read together with the compensation tables provided in this Proxy Statement.

Summary of Executive Compensation Program

The Compensation Committee believes that executive compensation should be directly linked to Company performance and increased stockholder value. The objectives of the Compensation Committee regarding our executive compensation program include:

•      providing a competitive total compensation package that enables us to attract and retain key personnel;

•	motivating performance to achieve objectives by providing short-term compensation opportunities directly linked to Company objectives;

•	providing long-term compensation opportunities, primarily through equity awards, that align executive compensation with value received by our stockholders; and

•	promoting ownership of our stock by our executives in order to align the goals of our executives more closely with our goals and those of our stockholders.

These objectives are implemented by the Compensation Committee through our executive compensation program, which is comprised of three primary elements:

•      base salary;

•      short-term incentive compensation; and

•      long-term compensation.

Other secondary elements include retirement benefits, other benefits and change in control and retention agreements.

The Compensation Committee believes that both short-term and long-term incentive compensation should reflect the performance of the Company as well as the individual contribution of each executive. Salary and bonus payments are primarily designed to reward current and past performance, recognizing that the primary goal of the Company and the Compensation Committee is to create long-term value for stockholders. The principal tool used to achieve the long-term incentive goal is the periodic grant of equity awards to Named Officers and other key employees. Equity is awarded to provide incentives for superior long-term future performance, as well as to reward exemplary past performance and as a tool for the hiring and retention of Named Officers and other key employees. Equity awards are directly linked to stockholders’ interests because the potential value of the awards is directly related to the price of the Company’s common stock.

The Compensation Committee believes that executive compensation should reflect the scope of the individual’s responsibilities, the Company’s performance and the contribution of each executive to the Company’s success. Market competitiveness and equitable principles are central elements of the committee’s compensation policies. The aggregate compensation of the Company’s executives, whether cash or equity based, is evaluated by comparison to that of executives at similar-sized companies in related industries who hold equivalent positions or have substantially similar levels of responsibility, as well as by comparison to other executives within the Company who have comparable levels of responsibility. To evaluate the competitiveness of the Company’s compensation programs, the Committee reviews publicly disclosed compensation information of similar-sized companies in related industries, as well as broad-based compensation surveys of other manufacturing or electronic equipment companies of similar size and performance within similar geographical regions.

The Compensation Committee has the flexibility to use these elements, along with discretionary benefits in proportions that will most effectively accomplish its objectives. For instance, the committee may decide to realign an individual’s total compensation package to place greater emphasis on annual or long-term incentive compensation, depending on the focus of the business.

In establishing compensation plans for the Company, the Compensation Committee:

•	reviews with management the cost and competitiveness of our cash and other compensation policies for all of our employees;

•      ensures that our compensation policies align with our corporate objectives;

•      reviews the performance of our executives and all components of their compensation;

•      evaluates the effectiveness of our overall executive compensation program periodically; and

•      reviews and approves our stock and bonus plans and, within the terms of the respective stock plan, determines the terms and conditions of issuances thereunder.

In addition, the committee annually reviews and, if appropriate, approves our corporate goals and objectives relevant to CEO compensation, evaluates our CEO’s performance in light of such goals and objectives, and sets our CEO’s compensation based on this evaluation. Our CEO reviews the performance and compensation levels of our other Named Officers and makes recommendations to our Compensation Committee for its review and approval.

The agenda for each meeting of the Compensation Committee is prepared and approved by the Chairman of the committee in advance of the meeting. The Chairman of the committee may, but is not required to, invite members of management to attend portions of meetings as deemed appropriate. The CEO and our Vice President Human Resources typically attend committee meetings, but do not attend executive sessions unless invited by the committee for a specific purpose. None of our Named Officers are members of the committee.

Each of the elements of our executive compensation program is discussed in more detail below, along with a discussion of the specific compensation decisions that were made during fiscal 2011.

Elements of Executive Compensation

As described above, the aggregate compensation paid to our executives is comprised of three primary components: base salary, annual incentive compensation and long-term compensation. We believe that each element of our executive compensation program helps us to achieve one or more of our compensation objectives. The table below lists each material element of our executive compensation program, the compensation objective or objectives that it is designed to achieve and the characteristics of each compensation element.

Element	Purpose	Characteristics
Base Salary	To attract and retain qualified executives; to provide a minimum, fixed rate of pay for an individual’s skills, experience and performance	Not at risk; eligible for annual merit increases and adjustment for changes in job scope and pay relative to market
Short-Term Incentives	To attract and retain qualified executives; to motivate and reward achievement of annual Company goals for executives	At risk; annual performance-based cash or stock award; amount earned will vary based on actual results achieved relative to Company target results
Long-Term Incentives	To align interests of executives with stockholders; to reward stock price appreciation and executive service over time	Majority or substantial proportion of long-term incentive compensation is performance-based; amount realized will depend upon qualifying performance and service criteria
Retirement Benefits	To attract and retain qualified executives; to encourage long-term service with the Company	Both fixed and variable aspects; defined contribution amounts vary based on contributions and asset returns
Other Benefits	To attract and retain qualified executives	Not at risk; costs generally fixed
Change in Control and Retention Agreements	To attract and retain qualified executives; to provide continuity of leadership team leading up to and after a change in control	Contingent compensation; provides for continued employment upon a change in control and severance benefits if an executive’s employment is terminated following a change in control

The Compensation Committee believes that it is important that a significant portion of our Named Officers’ compensation is linked to our future performance in order to maximize stockholder value. Accordingly, aggregate compensation paid to our Named Officers is weighted towards annual incentive and long-term compensation, both of which are largely or partially at risk if we do not achieve our operating and strategic objectives. This strategy reflects our pay-for-performance philosophy. For purposes of this discussion, both the short-term incentive compensation and long-term incentive compensation related to stock option and restricted stock awards are considered at risk.

The Compensation Committee determines and approves aggregate compensation packages for each of our Named Officers based upon a number of factors, including the executive’s position, experience and performance (particularly over the past year, if applicable), as well as competitive market data and retention concerns. The Company’s Vice President Human Resources provides assistance to the CEO and the committee in preparing market data relevant to executive compensation programs. The committee considers the compensation levels of executives at peer companies who hold equivalent positions or have substantially similar levels of responsibility. The companies comprising this peer group are generally comparable in size to the Company and participate in industries comparable or closely related to those in which the Company participates. The peer group includes: Advanced Analogic Technologies, Inc., Alliance Fiber Optic Products, Inc., AuthenTec, Inc., AXT Inc., Exar Corp., GSI Technology, Inc., IEC Electronics Corp., Inphi Corporation, Kopin Corp., MaxLinear, Inc., Maxwell Technologies, Inc., Nortech Systems Inc., Pericom Semiconductor Corp., Pixelworks, Inc., PLX Technology, Inc., Ramtron International Corp., Rubicon Technology, Inc., SigmaTron International, Inc., Spire Corp., Supertex, Inc., The LGL Group, Inc., Tii Network Technologies, Inc., TranSwitch Corp., Video Display Corp. and Volterra Semiconductor Corporation (the “Compensation Comparator Group”).

The Compensation Committee also typically reviews the following salary survey data:

•      Economic Research Institute Executive Compensation Assessor;

•      Towers Watson Top Management Compensation Survey; and

•      MRA Management Resources Association (a Wisconsin based consulting group) Executive Survey.

The Compensation Committee considers the forms in which total compensation will be paid to our Named Officers and seeks to achieve an appropriate balance between base salary, short-term incentive compensation and long-term incentive compensation in order to maintain the amount and type of compensation within competitive parameters as well as to achieve long-term growth of the Company. The committee evaluates the size of each element based on the Compensation Comparator Group as well as individual contribution and Company performance. The percentage of compensation that is contingent on achievement of performance criteria increases in relationship to a Named Officer’s responsibilities within the Company. The at-risk performance based short-term and long-term compensation typically makes up a greater percentage of total compensation of our most senior Named Officers. Each element of our executive compensation program and the rationale for providing each element is presented below.

Our CEO considers the Named Officers’ qualifications, experience, length of service, scope of responsibilities and past performance, as well as compensation surveys and competitive pay practices, in recommending their compensation to the committee. The CEO also evaluates each of the other Named Officer’s performance during the fiscal year, including accomplishments, areas of strength and areas for development. This evaluation is based on the CEO’s knowledge of each of the other Named Officer’s performance as well as the Named Officer’s self evaluation.

The Compensation Committee has the right to retain the services of outside consultants to assist with and make recommendations regarding executive compensation levels, practices and programs. For our fiscal 2011 executive compensation programs the committee requested management to work with the outside consultant Meridian Compensation Partners LLC (formerly Hewitt Associates LLC) (“Meridian”). Meridian was retained and provided recommendations to the committee for the fiscal 2011 executive compensation programs by way of competitive market pay analysis, long-term incentive program design data, pay philosophy, percentile market data and other general peer group data. Meridian provided no additional consulting or other services to the Company. In preparation for our fiscal 2012 executive compensation program the committee selected and engaged Towers Watson as its independent consultant to provide advice on the compensation program arrangements including the annual and long-term incentive plans.  Towers Watson does not provide any additional consulting or other services to the Company.

Base Salary

Base salaries are paid on a current or cash basis, and are reviewed annually with adjustments, if any, based upon base salary levels of the Compensation Comparator Group, the recent performance of the Company, budgets for base salary expense in the Company’s operating plan, salary survey comparisons provided by outside consulting firms, the executives’ individual performance and, for Named Officers other than the CEO, the recommendation of the CEO.

Due to the deterioration in economic conditions in the industrial sector, the economy in general and in light of the continued uncertainty of the economic conditions in the industrial sector, management continued a base salary freeze for all executives, including the Named Officers, during fiscal year 2011 that was effective for fiscal year 2010. This fiscal 2011 salary freeze was discussed with the committee at its August 2010 meeting.

Second Amended and Restated 2004 Stock Incentive Plan

As discussed in the section of this Proxy Statement with respect to Proposal 4, the Company adopted the Existing 2004 Plan in November 2009.  The purpose of the Existing 2004 Plan is to enable the Company to attract, retain and motivate its officers and other key employees, and to further align their interests with those of the stockholders of the Company by providing for or increasing the respective equity interests of such persons in the Company.

The Existing 2004 Plan includes the following material provisions:  (i) the maximum aggregate number of shares of common stock that may be subject to awards is 3,350,000 shares; (ii) a fungible share pool structure was implemented under which option and stock appreciation right awards will be counted against the issuable share limit as one share of common stock, and incentive bonus payable in stock, incentive stock and incentive stock unit awards will be counted as 1.14 shares of common stock; and (iii) the form of payment of any incentive bonus may include cash, shares of common stock or any combination of cash and common stock.

Short-Term Incentives—Annual Compensation

Annual incentive compensation is a key component of the Compensation Committee’s pay-for-performance philosophy. The Company’s Management Incentive Compensation Plan (“MICP”) is a bonus plan that rewards eligible participants, including Named Officers and key employees, for achievement of predetermined target performance. The committee established performance objectives for fiscal 2011 based on the fiscal 2011 annual operating plan in August 2010. Awards under the MICP are made in the form of cash which is authorized for payment under the Existing 2004 Plan.

The fiscal year 2011 MICP participants are divided into several classifications which had target incentive award levels ranging from 15% to 100% of base salary at the end of fiscal 2011. Participants’ classification is commensurate with what we believe is the relative impact a participant can have on the Company’s performance. The fiscal 2011 target annual incentive award percentages assigned to the Company’s Named Officers ranged from 35% to 100%.

The MICP component of the Existing 2004 Plan focuses leadership attention on achievement of fiscal year 2011 planned audited adjusted EBITDA and cash flow. The audited adjusted EBITDA metric is defined as the Company’s operating profit plus non-cash expenses of depreciation, pension expense, stock compensation expense and MICP provisions recorded during fiscal year 2011. The consolidated plan cash flow metric is calculated as the cash flows from operating activities prior to pension plan contributions plus cash flows from investing and financing activities and from discontinued operations.  For fiscal 2011, MICP awards were based 50% on achievement of audited adjusted EBITDA and 50% on achievement of consolidated plan cash flow, with each objective operating independently. The fiscal 2011 adjusted EBITDA threshold level was $9.8 million, the target level was $13 million and the maximum level was $15.6 million. The fiscal 2011 cash flow threshold level was $8.2 million, the target level was $10.9 million and the maximum was $13.5 million. Payouts for achievement of the three levels range from 6.2% at the threshold level, 50% at the target level and 100% at the maximum level of the target annual incentive award amount. If the threshold level for either the EBITDA or the cash flow objective component is not achieved, there would be no MICP award granted for fiscal year 2011 pertaining to such component.  Amounts achieved between the threshold and maximum amounts would result in the MICP awards being granted on a pro-rata basis.

With respect to the fiscal year 2011 EBITDA and cash flow objectives, we achieved approximately $14.6 million of EBITDA and approximately $12.4 million in cash flow, resulting in a payout of 81% with respect to EBITDA and 80% with respect to cash flow.

The Compensation Committee reviewed and approved the MICP performance targets for the six-month transition period from July 4, 2011 through January 1, 2012 at its August 2011 committee meeting. The MICP for this transition period is weighted 50% toward the transition period audited adjusted EBITA financial results, 30% toward the transition period revenue achievement and 20% toward transition period average working capital percentage of sales results.  While the three objectives for the transition period operate independently of one another, in order for the participants to receive a payment exceeding 100% of the target level for any one objective, all three objectives must reach 100% of their target levels.

Long-Term Incentives—Equity Compensation

The Compensation Committee believes that a significant component of the compensation paid to our executives over the long-term should be derived from stock-based compensation. The committee determines the type of equity awards that are to be granted, which have historically been grants of restricted stock or stock options under our stock incentive plans. We believe that stock price appreciation and stock ownership in the Company are a valuable incentive to our executives and that grants of restricted stock and stock options to them serves to further align their interests with the interests of our stockholders as a whole and encourages our executives to manage the Company in its best long-term interests.

Stock Options and Restricted Stock

Stock options align executives’ interests with those of our stockholders, as options only have realizable value if the share price of Magnetek’s stock increases relative to the exercise prices of the options, which are set at the time of grant of such options. Restricted stock, which are shares of our common stock that are subject to forfeiture and certain other restrictions until the shares vest, is granted to executives in part to facilitate retention and, for newly hired executives, recruitment. Restricted stock is also granted to executives in part to facilitate and incentivize performance. The Compensation

Committee determines, on a discretionary basis, whether to grant stock options and restricted stock awards as well as the amount of shares of common stock subject to, and the terms of, the grants, based on an executive or key employee’s position within the Company, the recommendations of the CEO, and competitive market data. Stock awards have been granted at the Compensation Committee’s August meeting, except in the case of our non-employee Directors, new hires, promotions or other special situations.

The Company’s Executive Long-Term Incentive Plan (“ELTIP”) for fiscal 2011 was approved by the Compensation Committee in August 2010. The ELTIP is an incentive plan that rewards eligible participants, including Named Officers and key employees, comprised of two award elements, a retention award and a performance award based on achievement of long-term performance measures. The committee established the performance objectives in August 2010. Awards under the ELTIP are made in the form of shares of restricted common stock and, recognizing the calendar year limitations for non-stock options and/or stock appreciation rights awards reflected in the Existing 2004 Plan, in the form of stock options calculated using the Black - Scholes Model for certain Named Officers.

The fiscal year 2011 ELTIP participants are divided into several tiers with award levels ranging from 33% to 100% of base salary at the end of fiscal year 2010 and allocated by tier by weighted percentage for performance awards ranging from 35% to 50% and for retention awards ranging from 50% to 65%. The retention portion of the awards has a cliff vesting after three years from the awards grant date of August 24, 2010. The performance portion of the awards is based 50% each upon achievement of a three-year cumulative audited adjusted EBITDA objective and a total stockholder return objective as certified by the committee for fiscal year 2011 through fiscal year 2013. Total stockholder return is defined as the appreciation in our share price plus any dividends from June 25, 2010, the last trading day of fiscal year 2010. The metrics shall operate independent of each other. Vesting will occur on the date the committee certifies attainment of the EBITDA and the total stockholder return objectives after fiscal year 2013. Notwithstanding the change in our fiscal year end from the Sunday nearest to June 30 to the Sunday nearest to December 31 with a change to a calendar year reporting cycle beginning January 2, 2012, the 2011 ELTIP performance goals will continue to apply and be measured over the original performance period. Any portion of the award that does not vest as a result of failing to achieve the EBITDA or the total stockholder return objectives will be forfeited on the date the committee certifies the results of attaining the objectives.

In fiscal 2011, the Compensation Committee approved awards pursuant to the ELTIP to certain designated management employees of the Company, including the following Named Officers of the Company:  Peter M. McCormick, President and CEO; Marty J. Schwenner, Vice President and CFO; Michael J. Stauber, Vice President, Corporate Controller and Chief Accounting Officer; Hungsun S. Hui, Vice President Operations; and Scott S. Cramer, Vice President, General Counsel and Secretary.

In connection with Mr. Stauber’s appointment as Vice President, Corporate Controller and Chief Accounting Officer, he was granted 20,000 shares of restricted stock with a cliff vesting after three years from the award grant date of February 28, 2011.

The grant date fair value of the restricted stock and stock options awarded to the Named Officers in fiscal year 2011, as determined in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 is shown in the “Grant Date Fair Market Value of Stock and Option Awards” column of the Grants of Plan-Based Awards Table on page 48 of this Proxy Statement.

For the six-month transition period from July 4, 2011 through January 1, 2012, the Compensation Committee reviewed and approved at its August 2011 committee meeting the Executive Restricted Stock Retention Incentive Awards program, a stock award plan that awards eligible employees, including Named Officers and other key employees, based upon a retention award divided into several tiers of base salary in effect at the commencement of the transition period and allocated by tier by weighted percentage and weighted for the six-month transition period with a minimum award of 10,000 shares of restricted stock in accordance with the Existing 2004 Plan.

Retirement Benefits

The Company maintains the Magnetek FlexCare Plus Retirement Pension Plan (the “Retirement Plan”), a defined benefit pension plan that covers certain employees. Effective October 29, 2002, the Retirement Plan was frozen with respect to new participants and effective June 30, 2003, the Retirement Plan was frozen with respect to existing participants.

Although the Retirement Plan is a defined benefit plan, each non-union participating employee’s accrued benefit is determined by the “cash balance” credited to the employee’s retirement account prior to June 30, 2003. The accounts are maintained for bookkeeping purposes only. After June 30, 2003, the date the Retirement Plan was frozen with respect to existing participants, compensation-based account credits were discontinued.

In fiscal 2011, Messrs. McCormick, Schwenner and Hui were entitled to pension benefits under the Retirement Plan. We provide defined benefit pensions to the above Named Officers because we provide similar benefits to most of our U.S. employees who were employed by the Company for a consecutive five-year period before October 29, 2002.

All of our Named Officers participate in the Magnetek Flexcare Plus Retirement Savings Plan (the “Savings Plan”), a 401(k) tax-qualified retirement savings plan. Under the Savings Plan, participating employees may contribute a portion of their compensation on a pre-tax basis and possibly a portion of their compensation on an after-tax basis or up to the IRS limit, whichever is lower. The Company matched up to 50% of the first 6% of participating employees’ pre-tax contributions during the second six months of fiscal 2011 after reinstating basic Company contributions effective January 1, 2011 which had previously been suspended on January 1, 2010. All of our Named Officers received this Company contribution and the amounts for fiscal 2011 are presented in the Summary Compensation Table and All Other Compensation Table respectively on pages 38 and 39 of this Proxy Statement.

In addition, Named Officers designated by the committee can participate in the Existing DOCDIP, which is discussed in the Section of this Proxy Statement with respect to Proposal 5. The primary purposes of the Existing DOCDIP are (i) to provide Directors with the opportunity to defer voluntarily a portion of their Director’s fees, subject to the terms of the Existing DOCDIP, (ii) to provide key designated executives, including the Named Officers, with the opportunity to defer voluntarily a portion of their compensation, subject to the terms of the Existing DOCDIP and (iii) to encourage ownership of common stock by Directors and thereby align their interests more closely with the interests of the stockholders of the Company. As described in Proposal 5, we propose that the stockholders approve a successor Director Plan to the Existing DOCDIP eliminating designated executives’ participation as further described on page 17 and page 18 of this Proxy Statement.

Other Benefits

Our Named Officers also either participate or are eligible to participate in our other benefit plans and programs on the same terms as our other employees. In addition to the plans described above, these plans include our medical and dental insurance, term life insurance, long-term disability insurance, voluntary benefit plan and paid time-off plan. The value of other benefits, in total and itemized, provided by the Company to the Named Officers in fiscal year 2011 are presented in the Summary Compensation Table and All Other Compensation Table respectively on pages 38 and 39 of this Proxy Statement.

Employment, Change in Control and Other Agreements

We have change in control agreements with two of our Named Officers, Messrs. McCormick and Schwenner, which provide for the payment of severance benefits upon a change in control of the Company, provided the Named Officer is terminated within a two-year period of time following such change in control. During fiscal year 2011, the Company did not extend or materially amend these existing change in control agreements. Severance payments made to these Named Officers, when they are terminated without cause, generally include (i) payment of one and one-half times the sum of their annual salary and the amount of their target bonus for the fiscal year in progress, (ii) immediate vesting of all unvested stock options which then become exercisable for one year, (iii) immediate vesting of all unvested restricted stock which becomes free of all contractual restrictions, (iv) continued health coverage for 18 months or until he receives benefits from another employer, (v) outplacement services not in excess of 17% of the Named Officer’s annual base salary and (vi) if applicable, a tax gross-up payment.

The Board of Directors, upon recommendation of the Compensation Committee, has approved a form of retention agreement for certain vice president level officers of the Company, including any elected or appointed vice president. The retention agreement provides for the payment of severance benefits upon a change in control within a one-year period after the change in control. Severance payments made to these officers, when their employment is terminated without cause, generally include: (i) payment of one year’s salary and the target bonus for the fiscal year in progress, (ii) continuation of health benefits for six months, (iii) immediate vesting of all outstanding stock options and restricted stock awards, with a one year exercise period for vested options and (iv) outplacement services having a cost to the Company of not more than 10% of the vice president’s annual base salary. The Company entered into a retention agreement with Named Officer Michael J. Stauber during fiscal 2011. The vice president retention agreements do not include an excise tax gross-up provision.

We believe these agreements are a fair reward for hard work and value creation, assist us in retaining these executives, and provide incentives for them to remain with us during periods of uncertainty at the end of which such executives may not be retained. The Named Officers with change in control agreements or retention agreements, as well as the value of potential payments upon a change in control, and the amount of excise tax gross up, if any, are presented in the Employment, Severance and Change in Control Agreements and Other Arrangements Table on page 43 of this Proxy Statement. The change in control agreements and retention agreements do not provide benefits if employment is terminated for cause, death or disability or if employment is voluntarily terminated by the Named Officer or other vice president without good reason, as defined in the change in control agreements and retention agreements. The definition of change in control for both types of agreements includes any event described as a change in control in the Existing 2004 Plan and any event which results in the Board of Directors ceasing to have at least a majority of its members serve as continuing directors.

Recoupment Policy

In addition to other remedies available to the Company, in the event the Company is required to prepare an accounting restatement of the financial statements of the Company resulting from material non-compliance with financial reporting requirements under applicable securities laws, the Company will seek to recover from all current and former executive officers who received incentive-based compensation during the three-year period preceding the date of such restatement any such compensation that was paid to such executive officers in excess of the amount of what would have been paid under the restated financial statements.

Stock Ownership Guidelines

Our Named Officers have tiered guidelines such that each Named Officer must own a specified amount of qualifying shares with a market value equal to a specified multiple of annual base salary within five years from adoption of the guidelines or the date of his or her appointment as a Named Officer. The multiples are three for our CEO, two for our CFO and one for our applicable vice presidents. Each of our Directors must own qualifying shares with a market value of three times such Director’s annual retainer within five years from the original dates of his or her appointment or election.

Tax Policy

Section 162(m) of the Internal Revenue Code limits our deductibility of cash compensation in excess of $1 million paid to the CEO and the four highest compensated executive officers during any taxable year, unless such compensation meets certain requirements. Total cash compensation is within $1 million for all Named Officers for fiscal 2011 and therefore all compensation should be deductible by us. The Compensation Committee has considered and will continue to consider deductibility in structuring compensation arrangements. However, the committee retains discretion to provide compensation arrangements that it believes are consistent with the goals described above and in the best interests of the Company and our stockholders, even if those arrangements are not fully deductible under Section 162(m).

Our incentive bonuses are intended to comply with the rules under Section 162(m) for treatment as performance-based compensation. Therefore, we should be allowed to deduct compensation related to incentive bonuses.

If payments to two of our Named Officers, Messrs. McCormick and Schwenner, under their change in control agreements are determined to be “excess parachute payments” under section 280G of the Internal Revenue Code and are subject to an excise tax, we will pay the affected Named Officer’s excise tax, and make needed gross-up payments, so that such Named Officer is in the same position he would have been in had the excise tax not been assessed. The excise tax is sometimes assessed on payments made to certain individuals in connection with a change in control of the Company, when the payments are unusually large when compared with the individual’s historic pay. The tax can be assessed on accelerated vesting of equity awards and on certain severance payments made to the individual if the individual is terminated after a change in control. We have agreed to gross-up Messrs. McCormick and Schwenner for any such exercise taxes because we believe these Named Officers should be entitled to the full economic benefit of the payments they would otherwise receive, even though we would not be able to take a tax deduction on those gross-up payments. The retention agreement entered into by the Company in fiscal 2011 with Mr. Stauber does not include any such gross-up provision for the payment of excise taxes.

EXECUTIVE COMPENSATION

The information regarding the Company’s executive officers is included in Part I, Item I, under the caption “Supplementary Information—Executive Officers of the Company” in the Company’s Annual Report on Form 10-K for the fiscal year ended July 3, 2011 and is hereby incorporated by reference into this Proxy Statement.

SUMMARY COMPENSATION TABLE

The table below summarizes information concerning compensation for fiscal 2011 of those persons who were at July 3, 2011:  (i) our CEO, (ii) our CFO, and (iii) our other Named Officers.

Name and Principal Position	Year	Salary $	Bonus $	Stock Awards $ (1)	Option Awards $ (2)	Non-Equity Incentive Plan Compensation $ (3)	Non-qualified Deferred Compensation Earnings $ (4)	All Other Compensation $ (5)	Total $
Peter M. McCormick (a)	2011	300,000	-	94,174	205,827	482,100	-	16,792	1,098,893
President &	2010	300,000	-	153,260	-	-	1,749	15,401	470,410
CEO	2009	294,808	-	-	417,030	247,146	3,789	23,264	986,037
Marty J. Schwenner	2011	235,000	-	115,000	42,450	283,234	-	14,938	690,622
Vice President &	2010	235,000	-	88,125	-	-	2,141	15,353	340,619
CFO	2009	235,000	-	-	69,505	158,398	4,637	23,073	490,613
Hungsun S. Hui	2011	182,027	-	60,069	-	102,381	-	14,494	358,971
Vice President	2010	182,027	-	31,854	-	-	-	16,172	230,053
Operations	2009	182,027	-	-	-	57,256	-	21,237	260,520
Michael J. Stauber (b)	2011	112,695	-	49,600	-	54,236	-	1,437	217,968
Vice President,	2010	97,475	-	7,310	-	-	-	1,876	106,661
Corporate Controller and Chief Accounting Officer	2009	97,475	-	-	-	13,140	-	2,545	113,160
Scott S. Cramer (c)	2011	220,000	-	64,175	8,425	123,739	-	1,749	418,088
Vice President, General Counsel	2010	71,923	-	74,249	-	-	-	150	146,322
& Corporate Secretary	2009	-	-	-	-	-	-	-	-

(a)	Mr. McCormick served as Executive Vice President and Chief Operating Officer until he became President and Chief Executive Officer on October 31, 2008.

(b)	Appointed to serve as Vice President, Corporate Controller and Chief Accounting Officer on February 28, 2011.

(c)	Appointed to serve as Vice President, General Counsel and Corporate Secretary on March 1, 2010.

(1)
The amounts shown represent the aggregate grant date fair value for awards granted in fiscal years 2011, 2010 and 2009, computed in accordance with FASB ASC Topic 718, assuming zero forfeitures. For a discussion of the valuation assumptions used, see Note 12 to our fiscal 2011 audited financial statements included in our Annual Report on Form 10-K. The restrictions on restricted stock retention awards are service-based and vest at varying dates, either three or four years from the grant date. The restrictions on restricted stock performance awards are performance–based and vest upon certification of performance criteria attainment, if any, following three years from the grant date.

(2)
The amounts shown represent the aggregate grant date fair value for awards granted in fiscal years 2011, 2010 and 2009, computed in accordance with FASB ASC Topic 718, assuming zero forfeitures. For a discussion of the valuation assumptions used, see Note 12 to our fiscal 2011 audited financial statements included in our Annual Report on Form 10-K.

(3)
For fiscal year 2010 there was no non-equity incentive plan.  Consists of cash awards made under the Company’s Management Incentive Compensation Plan. The amount is based on performance during the fiscal year but is not paid until the following fiscal year.

(4)	Consists of the change in the actuarial present value of the individual’s benefit, including interest earnings, under the Company’s defined benefit pension plan from June 28, 2010 to July 3, 2011.

(5)	Consists of compensation included in the All Other Compensation Table which follows this table.

ALL OTHER COMPENSATION TABLE

The following table sets forth the specific items included in the “All Other Compensation” column of the Summary Compensation Table.

Name	Year	Company Contributions to Defined Contribution Plan $ (1)	Insurance Premiums $ (2)	Other $		Total $
Peter M. McCormick	2011	4,500	12,292	-		16,792
	2010	2,827	12,574	-		15,401
	2009	5,750	16,989	525	(3)	23,264
Marty J. Schwenner	2011	2,937	12,001	-		14,938
	2010	3,187	12,166	-		15,353
	2009	7,413	15,660	-		23,073
Hungsun S. Hui	2011	2,731	11,763	-		14,494
	2010	4,448	11,724	-		16,172
	2009	6,648	14,589	-		21,237
Michael J. Stauber	2011	934	503	-		1,437
	2010	928	948	-		1,876
	2009	1,597	948	-		2,545
Scott S. Cramer	2011	762	987	-		1,749
	2010	-	150	-		150
	2009	-	-	-		-

(1)	Consists of contributions made by the Company during fiscal years 2011, 2010 and 2009 under the Magnetek Flexcare Plus Retirement Savings Plan (401(k) plan).

(2)	Includes amounts paid by the Company for medical, term life and long-term disability.

(3)	Includes club membership dues for Mr. McCormick.

GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR TABLE

The following table sets forth the awards, if any, under the Company’s Existing 2004 Plan (stock options and restricted stock) during fiscal 2011.

Name	Grant Date	All Other Stock Awards; Number of Shares of Stock of Units (#) (1)	All Other Option Awards; Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Market Value of Stock and Option Awards ($) (2)
Peter M. McCormick	08/24/10	81,890	-	-	$94,174
	08/24/10	-	281,954	-	$205,827
Marty J. Schwenner	08/24/10	100,000	-	-	$115,000
	08/24/10	-	58,151	$1.15	$42,450
Hungsun S. Hui	08/24/10	52,234	-	-	$60,069
Michael J. Stauber	08/24/10	8,000	-	-	$9,200
	02/28/11	20,000	-	-	$40,400
Scott S. Cramer	08/24/10	55,804	-	-	$64,175
	08/24/10	-	11,542	$1.15	$8,425

(1)	Reflects Restricted Stock awarded under the Existing 2004 Plan.

(2)	Reflects the grant date fair value computed in accordance with FASB ASC Topic 718.

EQUITY COMPENSATION PLAN INFORMATION TABLE

The following table reflects information as of the end of the Company’s 2011 fiscal year with respect to securities issuable under the Company’s equity compensation plans (including under the Existing 2004 Plan and under individual compensation arrangements) all of which securities are shares of the Company’s common stock.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity Compensation Plans Approved by Security Holders	1,785,558	$3.85	2,801,254	(1)
Equity Compensation Plans Not Approved by Security Holders	0	0	0
Total	1,785,558	$3.85	2,801,254	(1)

(1)
The total number of securities remaining available for future issuance under our equity compensation plans as of the end of fiscal 2011 includes 1,992,639 shares under the Existing 2004 Plan and 808,615 shares under the 2010 Non-Employee Director Stock Option Plan.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The following table sets forth the stock option awards previously granted to the Named Officers which were outstanding at the end of fiscal year 2011 either due to the award not yet being vested or due to the Named Officer’s decision not to exercise vested awards. The table also sets forth restricted stock awards previously granted to the Named Officers or former Named Officer for which the restrictions have not yet lapsed.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (2)
Peter M. McCormick	25,000	-		10.81	07/27/11	200,000	(3)	364,000
	40,000	-		6.72	07/25/12
	35,000	-		5.15	12/23/12
	30,000	-		4.00	07/30/13
	25,000	-		6.70	01/28/14
	30,000	10,000	(8)	3.61	01/30/18
	150,000	150,000	(9)	2.30	10/31/18
	-	76,475	(10)	1.15	08/24/20
	-	205,479	(11)	1.15	08/24/20
Marty J. Schwenner	15,000	-		10.81	07/27/11	169,390	(4)	308,290
	4,026	-		11.95	04/01/12
	20,000	-		6.72	07/25/12
	10,000	-		3.35	02/21/13
	30,000	-		4.00	07/30/13
	10,000	-		7.55	07/07/14
	30,000	10,000	(8)	3.61	01/30/18
	25,000	25,000	(9)	2.30	10/23/18
	-	58,151	(11)	1.15	08/24/20
Hungsun S. Hui	15,000	-		10.81	07/27/11	86,316	(5)	157,095
	15,000	-		6.72	07/25/12
	7,000	-		3.35	02/21/13
	25,000	-		6.70	01/28/14
	11,000	-		8.00	07/01/14
	15,000	5,000	(8)	3.61	01/30/18
Michael J. Stauber	-	-		-	-	33,756	(6)	61,436
Scott S. Cramer	-	11,542	(11)	1.15	08/24/20	100,000	(7)	182,000

(1)   All options in the column are vested.

(2)	The market value of shares or units of stock that have not vested per the table above is based on the closing trading price ($1.82) of the Company’s common stock at July 1, 2011.

(3)	Restrictions lapse and vesting occurs as to 100,000 shares on November 11, 2012, on February 26, 2013 as to 18,110 shares and on August 24, 2013 as to 81,890 shares.

(4)
Restrictions lapse and vesting occurs as to 69,390 shares on November 11, 2012 and on August 24, 2013 as to 68,457 shares. Vesting occurs as to 31,543 shares following June 2013 upon certification of audited adjusted EBITDA and total stockholder return performance criteria attainment.

(5)
Restrictions lapse and vesting occurs as to 9,000 shares on January 30, 2012, on November 11, 2012 as to 25,082 shares and on August 24, 2013 as to 33,952 shares. Vesting occurs as to 18,282 shares following June 2013 upon certification of audited adjusted EBITDA and total stockholder return performance criteria attainment.

(6)	Restrictions lapse and vesting occurs as to 5,756 shares on November 11, 2012, on August 24, 2013 as to 8,000 shares and on February 24, 2014 as to 20,000 shares.

(7)
Restrictions lapse and vesting occurs as to 44,196 shares on March 31, 2013 and on August 24, 2013 as to 41,035 shares. Vesting occurs as to 14,769 shares following June 2013 upon certification of audited adjusted EBITDA and total stockholder return performance criteria attainment.

(8)	Options vest 25% on each anniversary date of grant and are fully vested on January 30, 2012.

(9)	Options vest 25% on each anniversary date of grant and are fully vested on October 31, 2012 for Mr. McCormick and on October 23, 2012 for Mr. Schwenner.

(10)	Options vest on August 24, 2013.

(11)	Options vest subject to achievement of performance criteria following June 2013 upon certification of audited adjusted EBITDA and total stockholder return performance criteria attainment.

OPTION EXERCISES AND STOCK VESTED FOR FISCAL YEAR TABLE

The table includes information related to options exercised by the Named Officers during fiscal year 2011 and the number and value of stock awards vested at the end of the fiscal year.

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise		Value Realized on Exercise	Number of Shares Acquired on Vesting		Value Realized on Vesting (1)
	(#	)	($)	(#	)	($)
Peter M. McCormick	-		-	-		-
Marty J. Schwenner	-		-	-		-
Hungsun S. Hui	-		-	-		-
Michael J. Stauber	-		-	-		-
Scott S. Cramer	-		-	-		-

(1)	The dollar amounts for stock awards are determined by multiplying the number of shares that vested by the per-share closing price of our common stock on the vesting date.

PENSION BENEFITS FOR FISCAL YEAR TABLE

The following table sets forth information with respect to the Company’s Retirement Plan as of July 3, 2011.

	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Peter M. McCormick	10	122,547	-
Marty J. Schwenner	14	149,946	-
Hungsun S. Hui	5	66,235	-
Michael J. Stauber	N/A	N/A	N/A
Scott S. Cramer	N/A	N/A	N/A

The Retirement Plan was frozen in June 2003. As a result, no contribution credits have been accrued to participants’ individual accounts. Rather, the accounts are credited annually with interest income. Messrs. Stauber and Cramer’s employment began after the Retirement Plan was frozen and, therefore, they do not participate in the Retirement Plan.

The lump sum amounts in the Present Value of Accumulated Benefit column of the table represent the participants’ respective cash balances at July 3, 2011.

EMPLOYMENT, SEVERANCE AND CHANGE IN CONTROL AGREEMENTS
AND OTHER ARRANGEMENTS TABLE

The following table presents the estimated payouts that would be made upon a change in control of the Company coupled with a Named Officer’s termination of employment (other than for cause or voluntary retirement or due to his or her death or disability) assuming the change in control occurred as of July 3, 2011. The calculations are intended to provide reasonable estimates, based on the noted assumptions, of the potential benefits payable. The benefits are required to be paid in cash in a single lump-sum payment within five days of the Named Officer’s termination date. The actual amount of severance benefits, including excise tax gross-ups (if any), will depend upon the Named Officers’ base salary, the terms of change in control transaction and the subsequent impact on the Named Officer’s employment. See pages 36 and 37 of this Proxy Statement for a more detailed description of the terms of the Company’s change in control agreements with Messrs. McCormick and Schwenner and retention agreements with Messrs. Hui, Stauber and Cramer.

Name	Base Salary ($)		Annual Incentive Based Compensation		Stock Options $ (3)	Restricted Stock Awards ($) (4)	Excise Tax Gross-Ups ($) (5)	Benefits ($)		Total ($)
Peter M. McCormick	450,000	(1)	450,000	(1)	90,591	364,000	0	21,600	(6)	1,376,191
Marty J. Schwenner	352,500	(1)	264,375	(1)	11,137	267,291	0	21,600	(6)	916,903
Hungsun S. Hui	182,027	(2)	63,709	(2)	0	133,333	N/A	7,200	(7)	386,269
Michael J. Stauber	135,000	(2)	47,250	(2)	0	61,436	N/A	7,200	(7)	250,886
Scott S. Cramer	220,000	(2)	77,000	(2)	2,210	162,804	N/A	7,200	(7)	469,214

(1)      Represents 1.5 times the Officer’s base salary and target bonuses of July 3, 2011.

(2)      Represents 1.0 times the Officer’s base salary and target bonus as of July 3, 2011.

(3)	Calculation is based on the closing trading price ($1.82) of the Company’s common stock at July 3, 2011.

(4)      Calculation is based on the closing trading price ($1.82) of the Company’s common stock at July 3, 2011.

(5)
Based on the applicable provisions of the Internal Revenue Code, no amount would be payable for excise and related income taxes owed on severance-related payments under the change in control agreement with Messrs. McCormick and Schwenner following a change in control and termination of employment, as of July 3, 2011. The retention agreements with Messrs. Hui, Stauber and Cramer do not contain a gross-up provision.

(6)      Estimated amount of medical insurance premiums to be provided for 18 months following change in control.

(7)      Estimated amount of medical insurance premiums to be provided for 6 months following change in control.

DIRECTOR COMPENSATION

During fiscal 2011, the independent non-employee Directors received the compensation reflected in the following table. Other than as described in this paragraph, none of the non-employee Directors received any other compensation from Magnetek, except for reimbursement of reasonable expenses incurred to attend Board and committee meetings and to perform other relevant Board and committee duties.

DIRECTOR COMPENSATION FOR FISCAL YEAR TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (2)	All Other Compensation ($)	Total ($)
David A. Bloss, Sr.	0	73,500	20,000	0	93,500
Yon Y. Jorden	0	75,500	20,000	0	95,500
Mitchell I. Quain	0	73,500	20,000	0	93,500
David P. Reiland	0	63,000	20,000	0	83,000

(1)
Reflects the share-based compensation expense during 2010 computed in accordance with FASB ASC Topic 718 for outstanding phantom shares of common stock received in lieu of retainer and meeting fees. See Note 12 of the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended July 3, 2011, for a discussion of assumptions made in valuation of share-based compensation.

(2)
Reflects the grant date fair value computed in accordance with FASB ASC Topic 718. See Note 12 of the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended July 3, 2011, for a discussion of assumptions made in valuation of share-based compensation. The options expire ten years from the grant date and vest in 50% increments annually beginning on the first anniversary of the grant date, continuing until the second anniversary.

Form of Payment of Board Fees.  Under the terms of the Existing DOCDIP, Directors are required to receive phantom shares of Magnetek’s common stock in lieu of cash for their annual retainer for Board and committee membership and chairmanship fees. The phantom shares are held in a rabbi trust until January of the calendar year after the Director’s services on the Board of Directors terminates. One phantom share equates to one share of our common stock. A Director may elect to receive payment of meeting fees in quarterly cash payments or in shares of phantom stock, provided the Director timely elects to defer the meeting fees in accordance with the requirements of Section 409A of the Internal Revenue Code, as amended. The annual retainer, chairmanship fees and meeting fees are paid quarterly at the end of each calendar quarter. Currently, all Directors have elected to receive payment of all meeting fees in phantom shares of common stock.

The number of shares of Magnetek’s common stock to be issued to Directors in lieu of cash on each payment date is equal to (i) the amount of the cash retainer fees or cash meeting fees payable to each Director at the rates then in effect divided by (ii) the fair market value of Magnetek’s common stock as determined on the payment date. No fractional shares may be granted under the Existing DOCDIP. Instead, the cash remainder will be paid to the participant.

In fiscal 2011 the annual retainer fee for independent, non-employee Directors was $35,000; the annual retainer for committee chairmanship (except Audit Committee chairmanship) was $10,000; the annual retainer for Audit Committee chairmanship was $12,000; the attendance fee for each Board meeting was $1,500; the attendance fee for each committee meeting was $1,000; and the attendance fee for telephonic Board and committee meetings was $500 until November 10, 2010 when the differential in the attendance fee for telephonic meetings and the attendance fee for in-person meetings was eliminated.

Equity Awards. Under Magnetek’s 2010 Non-Employee Director Stock Option Plan (the “DSOP”), as amended, each “qualifying” Director (any Director of Magnetek who on the date of the grant is a member of the Board of Directors and is neither an officer nor an employee of Magnetek or any of its subsidiaries) is granted annually, on the last business day of the Company’s fiscal year, a non-qualified option to purchase a number of shares of Magnetek’s common stock as determined by the Board of Directors. The per share exercise price of the option is the fair market value of a share of Magnetek’s common stock on the date of the grant, and the option term is ten years. In fiscal year 2011, each Director who served on the Board as of July 1, 2011 received options to purchase 17,430 shares of common stock at an exercise price of $1.845 per share, which was the fair market value of the Company’s stock on July 1, 2011. Fifty percent of the options granted vest on the first anniversary of the grant date and the remaining fifty percent vest on the second anniversary of the grant date.

COMPENSATION COMMITTEE REPORT

The following report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing that we make under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this Report.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis prepared by management and included in this Proxy Statement for the 2011 Annual Meeting. In reliance on these reviews and discussions with management, the Compensation Committee recommended to the Board of Directors of the Company, and the Board of Directors has approved, that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the SEC.

This report is submitted by the Compensation Committee:

David A. Bloss, Sr. (Chairman)
Yon Y. Jorden
Mitchell I. Quain

REPORT OF THE AUDIT COMMITTEE

The following report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing that we make under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this Report.

The Audit Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended July 3, 2011 with Magnetek’s management, its internal auditors, and with representatives of Ernst & Young LLP, the Company’s independent registered public accounting firm. Both management and representatives of Ernst & Young LLP represented to the Audit Committee that the consolidated financial statements were prepared in accordance with generally accepted accounting principles. In connection with the committee’s review of the financial statements, the committee considered and discussed the quality of the financial reporting and disclosures, management’s assessment of the Company’s internal control over financial reporting and Ernst & Young LLP’s evaluation of the Company’s internal control over financial reporting. As required by Statement on Auditing Standards No. 61 (Communications with Audit Committees), the committee also discussed and reviewed with Ernst & Young LLP critical accounting policies and practices, internal controls and the scope of audits performed by Ernst & Young LLP, as well as matters relating to Ernst & Young LLP’s judgment about the quality and acceptability of the Company’s accounting principles as applied in its financial reporting. The committee relies, without independent verification, on the information provided to it and on the representations of management and the independent registered public accounting firm.

The committee met independently with representatives of Ernst & Young LLP to review and discuss their independence from management and the Company, and received from Ernst & Young LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence.

The committee has further reviewed all fees paid to Ernst & Young LLP during the fiscal year and has considered the compatibility of Ernst & Young LLP’s performance of non-audit services with the maintenance of Ernst & Young LLP’s independence as the Company’s public accounting firm.

Based on the above-mentioned review and discussions with management and the accountants, the Audit Committee recommended to the Board that the audited financial statements be included in Magnetek’s Annual Report on Form 10-K for the fiscal year ended July 3, 2011 for filing with the SEC.

Yon Y. Jorden (Chairman)
David A. Bloss, Sr.
Alan B. Levine

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

Based solely upon a review of the forms filed with the SEC by Magnetek’s officers and Directors regarding their ownership of and transactions in the Company’s common stock and upon written representations from the officers and Directors that no additional forms were required, the Company believes that during fiscal 2011 each officer and Director complied with the Section 16(a) filing requirements of the Securities and Exchange Act of 1934.

ANNEX A

AMENDMENT TO
RESTATED CERTIFICATE OF INCORPORATION OF
MAGNETEK, INC.

(APPROVED BY THE BOARD OF DIRECTORS ON AUGUST 5, 2011 AND SUBJECT
TO STOCKHOLDER APPROVAL AT THE 2011 ANNUAL MEETING)

Magnetek, Inc., a Delaware Corporation (hereinafter called the “Corporation”), does hereby certify as follows:

FIRST: Paragraph 1 of Article Fourth of the Corporation’s Restated Certificate of Incorporation is hereby amended in its entirety to read as follows:

“4. The total number of shares of capital stock which the Corporation shall have authority to issue is 100,500,000, divided into 100,000,000 shares of Common Stock of the par value of $.01 per share and 500,000 shares of Preferred Stock of the par value of $1.00 per share. Effective upon the filing of this Certificate of Amendment with the Delaware Secretary of State (the “Effective Time”), each share of Common Stock issued and outstanding or held in treasury by the Corporation immediately prior to the Effective Time (the “Old Common Stock”) shall be automatically and without any action on the part of the holder thereof reclassified into a different number of shares of Common Stock (the “New Common Stock”) such that each two to ten shares of Old Common Stock shall, at the Effective Time, be automatically reclassified into one share of New Common Stock, the exact ratio within the foregoing range to be determined by the Board of Directors of the Corporation prior to the Effective Time (the “Determined Ratio”) and publicly announced by the Corporation. Further, every right, option and warrant to acquire shares of Old Common Stock outstanding immediately prior to the Effective Time shall, as of the Effective Time and without any further action, automatically be reclassified into the right to acquire one (1) share of New Common Stock based on the Determined Ratio of shares of Old Common Stock to shares of New Common Stock, as publicly announced by the Corporation, but otherwise upon the terms of such right, option or warrant (except that the exercise or purchase price of such right, option or warrant shall be proportionately adjusted). The Corporation shall not issue fractions of shares of Common Stock in connection with such reclassification of shares of its Common Stock. In lieu thereof, the Corporation shall pay to each holder of any such fractional share an amount equal to the fair value thereof, as determined in good faith by the Board of Directors. Each certificate that, prior to the Effective Time, represented shares of Old Common Stock shall, from and after the Effective Time, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified pursuant to this Certificate of Amendment.”

SECOND: The foregoing amendment was duly adopted in accordance with Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, Magnetek, Inc. has caused this Certificate of Amendment to be duly executed in its corporate name this [Date], 20[11/12].

MAGNETEK, INC.

By:

Name:

Its:

A-1

ANNEX B

FIRST AMENDMENT TO
SECOND AMENDED AND RESTATED
2004 STOCK INCENTIVE PLAN
OF MAGNETEK, INC.

(APPROVED BY THE BOARD OF DIRECTORS ON AUGUST 5, 2011 AND SUBJECT
TO STOCKHOLDER APPROVAL AT THE 2011 ANNUAL MEETING)

Effective as of November 5, 2009, Magnetek, Inc., a Delaware corporation (the “Company”) adopted the Second Amended Restated 2004 Stock Incentive Plan, as amended (the “Plan”), to attract, retain and motivate its officers, employees and consultants, and to further align the interests of such persons with those of the stockholders of the Company by providing for or increasing the proprietary interest of such persons in the Company.  By this First Amendment (the “First Amendment”), the Company wishes to amend the Plan to increase the aggregate number of shares that may be granted under the Plan to any single participant in any calendar year as options, stock appreciation rights, incentive bonus awards, incentive stock awards, and incentive units awards:

1. This First Amendment shall be effective as of the date on which it is approved by the Company’s shareholders at the Company’s 2011 Annual Meeting.

2. Section 3.2 (Code Section 162(m) Limits) of the Plan is hereby amended and restated in its entirety to read as follows

3.2           Code Section 162(m) Limits.  The aggregate number of Shares subject to Options and Stock Appreciation Rights granted under this Plan during any calendar year to any one individual shall not exceed 2,000,000. The aggregate number of Shares issued or issuable under all Awards granted under this Plan, other than Options or Stock Appreciation Rights, during any calendar year to any one individual shall not exceed 400,000. Notwithstanding anything to the contrary in this Plan, the foregoing limitations shall be subject to adjustment under Section 12 only to the extent that such adjustment will not affect the status of any Award intended to qualify as “performance based compensation” under Code Section 162(m). The foregoing limitations shall not apply to the extent that they are no longer required in order for compensation in connection with grants under this Plan to be treated as “performance-based compensation” under Code Section 162(m).

3. This First Amendment amends only the provisions of the Plan as noted above, and those provisions not expressly amended shall be considered in full force and effect.  Notwithstanding the foregoing, this First Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions and intent of this First Amendment.

IN WITNESS WHEREOF, this First Amendment has been executed for and on behalf of the Company by its duly authorized representative this ____ day of __________________, 2011.

MAGNETEK, INC.

By:

Name:

Its:

B-1

ANNEX C

MAGNETEK, INC.

DIRECTOR COMPENSATION AND DEFERRAL INVESTMENT PLAN AS SUCCESSOR

TO THE MAGNETEK, INC. AMENDED AND RESTATED DIRECTOR AND OFFICER

COMPENSATION AND DEFERRAL INVESTMENT PLAN

(APPROVED BY THE BOARD OF DIRECTORS ON AUGUST 5, 2011 AND

SUBJECT TO STOCKHOLDER APPROVAL AT THE 2011 ANNUAL MEETING)

Article 1.                      Background, Establishment and Purposes

1.1           Background.  Magnetek, Inc., a Delaware corporation (the “Company”), established, effective as of October 21, 1997, an amended and restated director pay and deferred compensation plan, known as the “Magnetek, Inc. Amended and Restated Director and Officer Compensation and Deferral Investment Plan” (the “DOCDIP”), in part for Directors (as defined below).  The DOCDIP was amended and restated effective as of January 1, 2005 (the “2005 Restatement”), which amendment and restatement was intended as good faith compliance with Section 409A of the Code (as defined below) and the regulations and other Treasury Department guidance promulgated thereunder (“Section 409A”). In addition, the 2005 Restatement extended participation in the DOCDIP, with respect to compensation earned on or after January 1, 2006, to certain key executives.  The 2005 Restatement only applied to (i) “amounts deferred” (within the meaning of Section 409A) by Directors in taxable years beginning after December 31, 2004, and any earnings thereon, and (ii) all amounts deferred by key executives under the DOCDIP and any earnings thereon (collectively, “Section 409A Deferrals”). The provisions of the DOCDIP in existence prior to the 2005 Restatement continue to govern “amounts deferred” (within the meaning of Section 409A) by Directors in taxable years beginning before January 1, 2005, and any earnings thereon (collectively, “Grandfathered Deferrals”). From and after January 1, 2006, the DOCDIP comprised two separate sub-plans, one for the benefit of Directors (the “Director Plan”) and one for the benefit of key executives (the “Key Executive Plan”).  From January 1, 2005 until January 1, 2009, the Company treated Section 409A Deferrals in good faith compliance with Section 409A. The Company further amended and restated the DOCDIP, effective January 1, 2009, in order to comply with Section 409A and the regulations (including the final regulations) and other Treasury Department guidance promulgated thereunder.

1.2           Establishment.  Effective as of August 5, 2011, the DOCDIP is being succeeded by this Director Compensation and Deferral Investment Plan (the “Plan”), mirroring the Director Plan and governing all Participant accounts to the extent attributable to deferrals made under the Director Plan and earnings thereon, and eliminating the Key Executive Plan.  Accordingly, the Company now wishes to establish the Plan as a successor to the Director Plan, in connection with the reservation of 1,400,000 shares of Stock (as defined below) for issuance under the Plan and in order to reflect recent changes in law and best practice.  The Plan is not subject to ERISA, as defined below.

1.3           Purposes.  The primary purposes of the Plan are (i) to provide a mechanism for Directors’ receipt of Stock in lieu of their annual cash Retainer Fees (as defined below), (ii) to provide Directors with the opportunity to defer voluntarily a portion of their Director’s Fees (as defined below), subject to the terms of the Plan, and (iii) to encourage ownership of common stock by Directors and thereby align their interests more closely with the interests of the stockholders of the Company. By adopting the Plan, the Company desires to enhance its ability to attract and retain Directors of outstanding competence.

Article 2.                      Definitions

Whenever used herein, the following terms shall have the meanings set forth below, and, when the defined meaning is intended, the term is capitalized:

(a)           “Board” or “Board of Directors” means the Board of Directors of the Company.

(b)           “Code” means the Internal Revenue Code of 1986, as amended from time to time.  Any reference to a specific provision of the Code includes any successor provision and the regulations promulgated under such provision.

(c)           “Committee” means the Compensation Committee of the Board or such other committee of two (2) or more Directors appointed by the Committee to administer the Plan pursuant to Article 3.

(d)           “Company” means Magnetek, Inc., a Delaware corporation.

(e)           “Director” means a member of the Board who is neither an employee nor an officer of the Company.

(f)           “Director’s Fees” means a Director’s Retainer Fees and Meeting Fees, whether payable in cash or Stock or any combination thereof.

(g)           “Disability” means that a Participant would be considered to be disabled under Section 409A.

(h)           “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

(i)           “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.  Any reference to a specific provision of the Exchange Act includes any successor provision and the rules or regulations promulgated under such provision.

(j)           “Fair Market Value” means (i) the mean of the highest and lowest sales prices of a share of the Stock on the principal exchange on which shares of the Stock are then trading, if any, on the determination date, or, if shares were not traded on such date, then on the next preceding trading day during which a sale occurred, as such prices are quoted in The Wall Street Journal; or (ii) if such stock is not traded on an exchange but is quoted on a quotation system, the mean between the closing representative bid and asked prices for the Stock on the determination date as reported by such quotation system, or, if there were no closing representative bid and asked prices for the Stock on such date, on the next preceding day on which there were such prices; or (iii) if the Stock is not publicly traded on an exchange and not quoted on a quotation system, the mean between the closing bid and asked prices for the Stock on the determination date, or, if there were no closing bid and asked prices for the Stock on such day, on the next preceding day on which there were such prices, in each case as determined in good faith by the Board; or (iv) if the Stock is not publicly traded, the fair market value established by the Board in good faith by the reasonable application of a reasonable valuation method.

(k)           “Meeting” means any meeting of the Board of Directors or of any committee thereof on which the Director serves and for which the Director is entitled to receive Meeting Fees.

(l)           “Meeting Fees” means the fees paid to a Director on a per meeting basis for attending a meeting of the Board of Directors or a committee thereof.

(m)           “Newly Eligible Director” means a Director who first becomes eligible to participate in the Plan following the commencement of a given Year.

(n)           “Participant” means a Director who is actively participating in the Plan.

(o)           “Plan” means this Magnetek, Inc. Director Compensation and Deferral Investment Plan, as it may be amended from time to time.

(p)           “Retainer Fees” means annual retainer fees paid to a Director for serving as a member of the Board of Directors or as a Chairman of a committee thereof for a full year’s service on the Board or such lesser amount as may be payable to any Director in respect of services on the Board of less than a full year.

(q)           “Separation from Service” means a Participant’s “separation from service,” as determined by the Committee in accordance with the definition of “separation from service” under Section 409A.  Notwithstanding anything herein to the contrary, to the extent required by Section 409A, a Participant who ceases to qualify as a Director as a result of his or her becoming an employee of the Company or any of its affiliates shall not be deemed to have had a Separation from Service for purposes of the Plan until such time as the Participant has a Separation from Service as both such an employee and a Director.

(r)           “Specified Employee” means any Participant who is a “specified employee” (as such term is defined under Section 409A) of the Company. The “identification date” (as defined under Section 409A) for purposes of identifying Specified Employees shall be September 30 of each calendar year. Individuals identified on any identification date shall be Specified Employees as of January 1 of the calendar year following the year of the identification date. In determining whether or not an individual is a Specified Employee as of an identification date, the rule of Treas. Reg. §1.415-2(g)(5)(ii) permitting exclusion of certain compensation attributable to individuals who are “nonresident aliens” (as defined under Section 409A) shall be applied for purposes of determining which individuals will be Specified Employees.

(s)           “Stock” means common stock of the Company, par value $0.01 per share.

(t)           “Value” means the fair market value of the cash and/or Stock a Director receives (or, absent deferrals hereunder, is entitled to receive) as Director’s Fees.

(u)           “Year” means a calendar year.

Article 3.                      Administration

3.1           Authority of the Committee.  The Plan shall be administered by the Committee. In addition, any power of the Committee hereunder may also be exercised by the full Board, except to the extent that the grant or exercise of such authority would cause any Stock issued hereunder or other transaction with respect to the Plan to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Exchange Act. Subject to the terms of the Plan, the Board may appoint a successor Committee to administer the Plan, provided that such Committee consists solely of two (2) or more non-employee directors within the meaning of Rule 16b-3 under the Exchange Act. In addition, subject to the terms of the Plan, and to the extent permissible under Section 16 of the Exchange Act and the exemptions thereunder, the Board or the Committee may delegate ministerial duties to any executive or executives of the Company.

Subject to the provisions herein, the Committee shall have full power and discretion to cause the Company to issue Stock to Participants in accordance with the terms of the Plan; to determine the terms and conditions of each Director’s participation in the Plan; to construe and interpret the Plan and any agreement or instrument entered into under the Plan; to establish, amend, or waive rules and regulations for the Plan’s administration; to amend (subject to the provisions of Article 11 herein) the terms and conditions of the Plan and any agreement entered into under the Plan; and to make other determinations which may be necessary or advisable for the administration of the Plan.

3.2           Decisions Binding.  All determinations and decisions of the Board and/or the Committee as to any disputed question arising under the Plan, including questions of construction and interpretation, shall be final, conclusive, and binding on all parties and shall be given the maximum possible deference allowed by law.

3.3           Claims Procedure.

(a)           Claims.  Any Director making a claim for benefits under this Plan may contest the Committee’s decision to deny such claim or appeal therefrom only by submitting the matter to binding arbitration before a single arbitrator. Any arbitration shall be held in Milwaukee, Wisconsin, unless otherwise agreed to by the Committee. The arbitration shall be conducted pursuant to the Commercial Arbitration Rules of the American Arbitration Association. The arbitrator’s authority shall be limited to the affirmation or reversal of the Committee’s denial of the claim or appeal, and the arbitrator shall have no power to alter, add to, or subtract from any provision of this Plan. The arbitrator’s decision shall be final and binding on all parties, if warranted on the record and reasonably based on applicable law and the provisions of this Plan. The arbitrator shall have no power to award any punitive, exemplary, consequential, or special damages, and under no circumstances shall an award contain any amount that in any way reflects any of such types of damages. Each party shall bear its own attorney’s fees and costs of arbitration. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

(b)           Service of Process.  The Secretary of the Company is hereby designated as agent of the Plan for the service of legal process.

3.4           Indemnification.  Each person who is or shall have been a member of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a defendant, or in which he or she may be a party by reason of any act or omission by such Board member in his or her capacity as an administrator of the Plan, and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Article 4.                      Participation

4.1           Participation.  All Directors shall be eligible to participate in the Plan. Each Year, the Committee shall notify Directors of their eligibility to participate in the Plan during the following Year.  Directors shall commence participation in the Plan automatically pursuant to Section 5.1, and may elect to defer amounts by completing the applicable forms provided by the Company and delivering such forms to the Company as provided in Article 6 herein.  Directors also may elect to receive Stock in lieu of cash Meeting Fees by completing the applicable forms provided by the Company and delivering such forms to the Company as provided in Sections 5.2 and 5.3 herein.

In the event a Participant no longer meets the requirements for participation in the Plan, such Participant shall become an inactive Participant, retaining all the rights described under the Plan, except the right to make any further deferrals or receive payment of Director’s Fees in Stock, until such time that the Participant again becomes an active Participant.

4.2           Partial Year Participation.  In the event that a Director first becomes eligible to participate in the Plan following the commencement of a given Year, such Director shall be notified by the Company of his or her eligibility to participate, and the Company shall provide each such Newly Eligible Director with applicable forms for electing to defer Director’s Fees, which must be completed by such Newly Eligible Director and delivered to the Company as provided in Article 6 herein and applicable forms for electing to receive Stock, which must be completed by such Newly Eligible Director and delivered to the Company as provided in Section 5.2 herein.

Article 5.                      Stock in Lieu of Cash Director’s Fees

5.1           Payment in Stock.  Subject to Section 5.5 herein, a Director shall receive Stock in lieu of the annual cash Retainer Fees otherwise payable to each Director each Year for so long as this Plan is in effect, to the extent and subject to the terms and conditions set forth in this Article 5.  In addition, a Director may elect to receive Stock in lieu of cash Meeting Fees payable to such Director each Year for so long as this Plan is in effect, to the extent and subject to the terms and conditions set forth in this Article 5.

5.2           Method of Electing to Receive Stock in Lieu of Cash Meeting Fees.  In order to receive Stock in lieu of cash Meeting Fees under the Plan, the Director must complete and deliver to the Company the applicable form provided by the Company on which he or she designates the election to receive Stock. Participants shall make their elections to receive payment in Stock for their Meeting Fees under the Plan no later than the date immediately prior to the date of the Meeting to which such Meeting Fees relate. All elections to receive payment in Stock for Meeting Fees shall be made on the applicable form provided by the Company as described herein and shall be delivered by the Participant to the Committee (or its delegate) as described in Section 12.1 herein.

The election to receive payment in Stock for Meeting Fees shall automatically remain in effect for all periods in which the Participant participates in the Plan until revoked or changed by the Participant. The election may be revoked or changed with respect to future Meetings by filing with the Committee (or its delegate) a new election on the applicable form provided by the Company no later than the day immediately prior to the date of the next Meeting for which the Participant shall receive Meeting Fees.

5.3           Stock Payment Procedures.  The number of shares of Stock to be paid in lieu of cash Retainer Fees or cash Meeting Fees (in the event of an election by a Director to so receive Stock in lieu of cash Meeting Fees) on each payment date shall be equal to (i) the amount of the cash Retainer Fees or cash Meeting Fees, as applicable, payable to each Director at the rates then in effect divided by (ii) the Fair Market Value of Stock as determined on the most recent practicable date preceding the issuance date. No fractional shares of Stock shall be issued; instead, the cash remainder shall be paid to the Participant. The Company shall deliver to each Participant on a quarterly or semiannual basis as payment of Retainer Fees one or more certificates representing the Stock, registered in the name of the Participant (or, if directed by the Participant, in the joint names of the Participant and his or her spouse). The Company shall deliver to each Participant who has properly filed the applicable form provided by the Company as payment of Meeting Fees one or more certificates representing the Stock, registered in the name of the Participant (or, if directed by the Participant, in joint names of the Participant and his or her spouse) at the times such Meeting Fees are customarily paid by the Company.  Notwithstanding anything to the contrary in the foregoing, the Company may, in lieu of delivering physical certificates representing Stock as described in this Section 5.3, make equivalent book entries.

5.4           Rights of the Participant.  Except for the terms and conditions set forth in this Plan, a Participant paid Stock in lieu of the cash Retainer Fees or cash Meeting Fees shall have all of the rights of a holder of the Stock, including the right to receive dividends paid on such Stock and the right to vote the Stock at meetings of stockholders of the Company. Upon delivery, such Stock will be nonforfeitable unless determined otherwise by the Board.

5.5           Special Circumstances.  The Committee shall have the authority, in its sole discretion, to permit all or any portion of a Director’s Retainer Fees to be paid in cash, rather than in Stock, in the event that a Director establishes, to the satisfaction of the Committee, that special circumstances warrant such cash payment. The merits of the Director’s special circumstances shall be judged by the Committee. The Committee’s decision as to whether the Director’s special circumstances justify the cash payment of the Director’s Retainer Fees shall be final, conclusive, and not subject to appeal.

Article 6.                      Deferral Opportunity

6.1           Amount Which May Be Deferred.  A Participant may elect to defer up to one hundred percent (100%) of his or her Retainer Fees for any Year and/or up to one hundred percent (100%) of his or her Meeting Fees during any Year. The amount of Retainer Fees and Meeting Fees to be deferred shall be expressed as a percentage of the Value of the fees otherwise payable (in cash or Stock) for the Participant’s service as a Director of the Company.

6.2           Deferral Election for Retainer and Meeting Fees.  Participants shall make their elections to defer their Retainer Fees and Meeting Fees under the Plan no later than December 31 prior to the beginning of each Year (or such earlier date as may be specified by the Committee), or, in the case of a Newly Eligible Director, no later than thirty (30) calendar days following the date such Newly Eligible Director first became eligible to participate in the Plan, and such elections to defer shall apply only with respect to Retainer Fees and Meeting Fees that are to be earned after the effective date of such elections. All elections to defer Retainer Fees and Meeting Fees shall be made on the applicable form provided by the Company as described herein and shall be delivered by the Participant to the Committee (or its delegate) as described in Section 12.1 herein. The deferral election with respect to Retainer Fees or Meeting Fees shall automatically remain in effect for the Year in question (for which it shall be irrevocable) and for all subsequent periods the Participant participates in the Plan; provided, however, that the deferral election may be revoked or changed with respect to Retainer Fees or Meeting Fees that are earned in a future Year, but only by delivering to the Committee (or its delegate) a new election on the applicable form provided by the Company no later than December 31 prior to the beginning of such future Year (or such earlier date as may be specified by the Committee).

Participants shall make the following elections on the applicable form provided by the Company:

(a)           The amount to be deferred with respect to his or her Retainer Fees and/or Meeting Fees for the Year, as applicable, pursuant to the terms of Section 6.1 herein; and

(b)           The form of payment to be made to the Participant at the end of the deferral period, pursuant to the terms of Section 6.4 herein.

6.3           Length of Deferral.  Except as otherwise provided in Section 6.6, the amounts deferred by each Participant and the accumulated earnings thereon shall be paid (or commence to be paid) to the Participant as provided in Sections 6.4 and 6.5 herein in the month of January of the Year following the Year in which the Participant’s Separation from Service occurs for any reason other than death. In the event of the Participant’s death, the payment of the amounts deferred and the accumulated earnings thereon (or, in the event of death following commencement of installment payments, the remaining unpaid balance thereof) shall be made in a single lump sum payment as soon as administratively practical (but in no event more than 90 days) after the Participant’s death.

Notwithstanding anything herein to the contrary, to the extent required under Section 409A, no distributions to a Specified Employee that are to be made as a result of the Specified Employee’s Separation from Service for any reason other than death or Disability shall be made or commence prior to the date that is six months after the date of such Separation from Service; provided that any distributions that otherwise would have been payable during such six-month period shall continue to accrue earnings under Section 7.2 and shall be distributed (together with any earnings thereon) in a lump sum on the first day of the seventh month following the date of the Specified Employee’s Separation from Service.

6.4           Form of Payment of Deferred Amounts.  Subject to Section 6.6, Participants shall be entitled to elect to receive payment of amounts deferred in any Year, together with earnings accrued thereon, at the end of the deferral period in a single lump sum payment or by means of installments, pursuant to the form elected by the Participant on the applicable form provided by the Company at the time the Participant elected to defer such amounts. If no election is made with respect to amounts deferred in one or more Years (and earnings accrued thereon), the Participant will be paid such amounts in a single lump sum. Notwithstanding anything herein to the contrary, all of a Participant’s Grandfathered Deferrals shall be paid in the form specified by the Participant’s election that was in effect as of January 1, 2009 or, absent such an election, in a single lump sum.

(a)           Lump Sum Payment. Participants may elect to receive the payout of deferred amounts and earnings accrued thereon in a single lump sum.

(b)           Installment Payments.  Participants may elect to receive the payout of deferred amounts and earnings accrued thereon in annual installments, with a minimum number of installments of two (2), and a maximum number of installments of ten (10). The initial payment shall be made in the month of January of the Year following the Year in which the Participant’s Separation from Service occurs for any reason other than death, as set forth in Section 6.3 herein. The remaining installment payments shall be made in the month of January of each Year thereafter, until the Participant’s entire deferred account has been paid in full. Earnings shall continue to accrue on the deferred amounts in the Participant’s deferred account, as provided in Section 7.2 of this Plan. The amount of each installment payment shall be equal to the balance remaining in the Participant’s deferred account immediately prior to each such payment, multiplied by a fraction, the numerator of which is one (1), and the denominator of which is the number of installment payments remaining.

Subject to the following rules, with respect to Grandfathered Deferrals a Participant may elect to change a form of benefit elected pursuant to this Section 6.4 by filing a revised election on the applicable form provided by the Company specifying the new form of distribution:

(1)
An election to change the form of distribution must be made no later than December 31 at least one (1) full Year prior to the payout commencement date as described in Section 6.3 herein. If a new election is submitted after this date, the election shall be null and void, and the form of distribution shall be determined under the Participant’s original election.

(2)	Any election to change the form of distribution from installments to a lump sum is subject in all cases to the approval of the Board.

(3)	No further election to change a form of distribution shall be permitted with respect to amounts already subject to a revised election submitted pursuant to this Section 6.4.

Participants shall not be permitted to change the form of their distributions with respect to Section 409A Deferrals.

Notwithstanding anything to the contrary herein, if the deferred amounts and accumulated earnings thereon to be paid to a Participant in the form of installments is less than $50,000 (measured as of the date the first installment is due), such amounts shall be paid to the Participant in a single lump sum as set forth in Section 6.4(a), notwithstanding the Participant’s election to receive such amounts in the form of installments.

6.5           Type of Payment of Deferred Amounts.  All payments of deferred amounts hereunder shall be made in shares of Stock, provided that cash in lieu of fractional shares of Stock may be paid.

6.6           Severe Financial Hardship.  If the Participant establishes, to the satisfaction of the Committee, that a “severe financial hardship” exists, then the Committee may, subject to the limitations imposed in this Section 6.6, in its sole discretion:

(a)           Cancel deferrals by such Participant under the Plan; or

(b)           Provide that all, or a portion, of the amount previously deferred by the Participant shall immediately be paid in a lump sum payment; or

(c)           Provide that all, or a portion, of the installments payable over a period of time shall immediately be paid in a lump sum payment.

For purposes of this Section 6.6, with respect to Grandfathered Deferrals, “severe financial hardship” shall mean any financial hardship resulting from extraordinary and unforeseeable circumstances arising as a result of one or more recent events beyond the control of the Participant. For purposes of this Section 6.6, with respect to Section 409A Deferrals, “severe financial hardship” shall mean a severe financial hardship of the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, the Participant’s beneficiary, or the Participant’s “dependent” (as defined in Section 152 of the Code, without regard to Sections 152(b)(1), (b)(2), and (d)(1)(B)); loss of the Participant’s property due to casualty (including the need to rebuild a home following damage to a home not otherwise covered by insurance, for example, not as a result of a natural disaster); or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. Distribution on account of a severe financial hardship may not be made to the extent such severe financial hardship is or may be relieved: (i) through reimbursement or compensation by insurance or otherwise; (ii) by liquidation of the Participant’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship; or (iii) by cessation of deferrals under the Plan. The amount of a distribution made on account of a severe financial hardship shall be limited to the amount reasonably necessary to satisfy the emergency need, including the amount needed to pay any Federal, state, local or foreign income taxes or penalties reasonably anticipated to result from the distribution. Examples of circumstances not considered to be severe financial hardships include the need to send a Participant’s child to college or the desire to purchase a home. In the event of a distribution on account of a severe financial hardship, the Participant’s account will be credited with earnings in accordance with the Plan up to the date of distribution.

The existence of a severe financial hardship and the amount reasonably necessary to satisfy the emergency need created by such severe financial hardship shall be judged by the Committee, in its sole discretion. The Committee’s decision as to the existence of a severe financial hardship, the amount reasonably necessary to satisfy the emergency need created by such severe financial hardship, and the manner in which, if at all, the Participant’s future deferral opportunities shall be ceased, and/or the manner in which, if at all, the immediate payment of deferred amounts to the Participant shall be made, shall be final and conclusive.

Article 7.                      Deferred Compensation Accounts

7.1           Participants’ Accounts.  The Company shall establish and maintain an individual bookkeeping account for deferrals made by each Participant under Article 6 herein. Each account shall be credited as of the date the amount deferred otherwise would have become due and payable to the Participant and as provided in Section 7.2. Each Participant’s account shall be one hundred percent (100%) vested at all times.

7.2           Gains and Losses on Deferred Amounts.  Each Participant’s account for deferrals will be deemed to be invested in Stock, including any dividends paid thereon (which will be deemed to be reinvested in such Stock). Each Participant’s account will thus be adjusted and increased or decreased by the results of such deemed investment from the time Plan deferrals are credited under Section 7.1 until distributed pursuant to Article 6 hereof.

7.3           Charges Against Accounts.  There shall be charged against each Participant’s deferred account any payments made to the Participant or to his or her beneficiary.

7.4           Designation of Beneficiary.  Each Participant shall designate a beneficiary or beneficiaries who, upon the Participant’s death, will receive the deferred amounts that otherwise would have been paid to the Participant under the Plan. All designations shall be signed by the Participant, and shall be in such form as prescribed by the Committee. Each designation shall be effective as of the date delivered to the Chief Human Resources Officer of the Company by the Participant.

Participants may change their designations of beneficiary on such form as prescribed by the Committee. The payment of amounts deferred under the Plan shall be in accordance with the last unrevoked written designation of beneficiary that has been signed by the Participant and delivered by the Participant to the Chief Human Resources Officer of the Company prior to the Participant’s death.

In the event that the Participant names more than one beneficiary pursuant to this Section 7.4 and one or more, but not all, of the beneficiaries predecease the Participant, the interest of the predeceased beneficiaries and the interest of their respective heirs will terminate and the percentage share of the remaining beneficiaries will be increased on a pro rata basis unless the beneficiary designation form provides otherwise.  In the event that all the beneficiaries named by a Participant pursuant to this Section 7.4 predecease the Participant, the deferred amounts that would have been paid to the Participant or the Participant’s beneficiaries shall be paid to the Participant’s estate.

In the event a Participant does not designate a beneficiary, or for any reason such designation is ineffective, in whole or in part, the amounts that otherwise would have been paid to the Participant or the Participant’s beneficiaries under the Plan shall be paid to the Participant’s estate to the extent of the failure to designate or the ineffectiveness of the designation.

Article 8.                      Rights of Participants

8.1           Contractual Obligation.  The Plan shall create a contractual obligation on the part of the Company to make payments from the Participants’ accounts when due. Payment of account balances in cash shall be made out of the general funds of the Company.

8.2           Unsecured Interest.  No Participant or party claiming an interest in deferred amounts of a Participant shall have any interest whatsoever in any specific asset of the Company. To the extent that any party acquires a right to receive payments under the Plan, such right shall be equivalent to that of an unsecured general creditor of the Company. The Company shall have no duty to set aside or invest any amounts credited to Participants’ accounts under this Plan.

Nothing contained in this Plan shall create a trust of any kind or a fiduciary relationship between the Company and any Participant. Nevertheless, the Company may establish one or more trusts, with such trustee as the Committee may approve, for the purpose of providing for the payment of deferred amounts and earnings thereon. Such trust or trusts may be irrevocable, but the assets thereof shall be subject to the claims of the Company’s general creditors in the event of the Company’s bankruptcy or insolvency. To the extent any deferred amounts and earnings thereon under the Plan are actually paid from any such trust, the Company shall have no further obligation with respect thereto, but to the extent not so paid, such deferred amounts and earnings thereon shall remain the obligation of, and shall be paid by, the Company.

8.3           No Guarantee of Principal or Earnings or Tax Treatment.  Nothing contained in the Plan shall constitute a guarantee by the Company or any other person or entity that the amounts deferred hereunder will increase or shall not decrease in value due to the deemed investment of such amounts in Stock. The Stock may be a volatile investment and decreases in the value thereof may result in a loss of some or all of the principal amounts deferred hereunder. Thus, it is possible for the value of a Participant’s account to decrease as a result of its deemed investment in Stock, if the value of the Stock decreases.  The Company also does not guarantee to any Participant or any other person with an interest in the amounts deferred hereunder that the Plan or any amounts deferred hereunder will comply with Section 409A or that the Plan or any amounts deferred hereunder shall otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any affiliate indemnify, defend or hold harmless any individual with respect to the tax consequences of any deferred amounts or participation in the Plan.

Article 9.                      Number and Source of Shares Available Under the Plan

Subject to adjustments as provided in this Article 9, the shares of Stock that may be issued under the Plan, plus the shares of Stock issued under the DOCDIP prior to the date of stockholder approval of the Plan, shall not exceed an aggregate of 2,500,000 shares of Stock. No shares of Stock may be issued under the DOCDIP following stockholder approval of the Plan. The Company shall reserve a sufficient number of shares of Stock for purposes of the Plan, as determined by the Committee. Such shares may be previously issued and outstanding shares of Stock reacquired by the Company and held in its treasury, or may be authorized but unissued shares of Stock, or may consist partly of each. If the Company shall at any time increase or decrease the number of outstanding shares of Stock or change in any way the rights and privileges of such shares by means of the payment of a stock dividend or any other distribution upon such shares payable in Stock, or through a stock split, subdivision, consolidation, combination, reclassification, or recapitalization involving the Stock, and in each case not involving the receipt of consideration by the Company, then the Committee shall, in such manner as shall be reasonably determined by the Committee, increase, decrease, or change in like manner the number, rights and privileges of the shares issuable under the Plan as if such shares had been issued and outstanding, fully paid, and nonassessable at the time of such occurrence in order to prevent dilution or enlargement of Participants’ rights under the Plan.

Notwithstanding the foregoing, in the case of a stock dividend (other than a stock dividend declared in lieu of an ordinary cash dividend), stock split, subdivision or combination (including a reverse stock split) involving the Stock, and in each case not involving the receipt of consideration by the Company, if no action is taken by the Committee, adjustments contemplated by this Article 9 that are proportionate shall nevertheless automatically be made as of the date of such stock dividend, stock split, subdivision or combination involving the Stock.

Article 10.                      Withholding of Taxes

The Company shall have the right to require Participants to remit to the Company an amount sufficient to satisfy any Federal, state, and local withholding tax requirements, or to deduct from all payments made pursuant to the Plan amounts sufficient to satisfy any withholding tax requirements.

Article 11.                      Amendment and Termination

The Company hereby reserves the right to amend, modify, or terminate the Plan at any time by action of the Board, with or without prior notice. No such amendment or termination shall in any material manner adversely affect any Participant’s rights to amounts already deferred or earned or earnings thereon up to the point of amendment or termination or any rights of such Participant under any Stock theretofore issued to him or her hereunder, without the consent of the Participant. Notwithstanding anything herein to the contrary, to the extent permissible under Section 409A without the imposition of the additional tax under Section 409A(a)(1)(B) of the Code or any other taxes or penalties imposed under Section 409A (the “Section 409A Taxes”), in the event of any irrevocable termination of the Plan, the Board, in its sole and absolute discretion may elect to liquidate the Plan and distribute to each Participant all amounts deferred under the Plan (and earnings thereon) in a lump sum; provided that all such distributions (i) commence no earlier than the date that is twelve (12) months following the date of such termination (or such earlier date permitted under Section 409A without the imposition of the Section 409A Taxes) and (ii) are completed by the date that is twenty-four (24) months following the date of such termination (or such later date permitted under Section 409A without the imposition of the Section 409A Taxes).  In addition, payments may be accelerated upon a Plan termination as provided above only if, to the extent required under Section 409A, (i) all other nonqualified deferred compensation “account balance plans” (as such term is defined under Section 409A), in which any Participant hereunder participates are terminated along with the Plan, and (ii) the Company does not adopt any new nonqualified deferred compensation “account balance plan” (as such term is defined under Section 409A), for five years following the date of such Plan termination.

Article 12.                      Miscellaneous

12.1           Notice.  Unless otherwise prescribed by the Committee, any notice or filing required or permitted to be given to the Company under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail to the Chief Human Resources Officer of the Company. Notice to the Chief Human Resources Officer of the Company, if mailed, shall be addressed to the principal executive offices of the Company. Notice mailed to a Participant shall be at such address as is given in the records of the Company. Notices shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

12.2           Consideration for Stock Issued.  Stock will be issued under the Plan in consideration of the services of Participants as directors of the Company.

12.3           Compliance with Securities Laws, Listing Requirements, and Other Laws and Obligations.  The Company shall not be obligated to deliver any shares of Stock under this Plan, (a) until, in the opinion of the Company’s counsel, all applicable federal and state laws and regulations have been complied with, (b) if the outstanding Stock is at the time listed on any stock exchange, or quoted on any automated quotation system, until the shares to be delivered have been listed or authorized to be listed or quoted on such exchange or system upon official notice of issuance, and (c) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company’s counsel. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to the payment of Stock, the Participant to make such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Stock bear an appropriate legend, or that the book entry evidencing such Stock include an appropriate notation, restricting transfer.

12.4           No Stockholder Rights Conferred.  Nothing contained in the Plan or any agreement hereunder will confer upon any Participant any rights of a stockholder of the Company unless and until shares of Stock are issued to such Participant.

12.5           No Right to Stock.  Nothing in the Plan shall be construed to give any Director any right to a grant of Stock under the Plan unless all conditions described within the Plan are met as determined in the sole discretion of the Committee.

12.6           Granted Shares Have Same Status as Issued Shares.  Any shares of Stock of the Company issued as a stock dividend, or as a result of stock splits, combinations, exchanges of shares, reorganizations, mergers, consolidations or otherwise with respect to shares of Stock granted pursuant to the Plan shall have the same status and be subject to the same restrictions as the shares granted.

12.7           Nontransferability.  Except as provided below, Participants’ rights to deferred amounts, contributions, and earnings accrued thereon under the Plan may not be sold, transferred, assigned, or otherwise alienated or hypothecated, other than pursuant to the beneficiary designation provisions of the Plan or by will or by the laws of descent and distribution, nor shall the Company make any payment under the Plan to any assignee or creditor of a Participant.

Notwithstanding the foregoing, the Committee shall provide for distributions from a Participant’s deferred account to an individual other than Participant to the extent necessary to fulfill a court order that the Committee determines to satisfy the requirements of a domestic relations order within the meaning of Section 206(d)(3) of ERISA. The amounts assigned to an alternate payee under such an order shall be paid in a lump sum distribution as soon as administratively practical after the Committee determines that the order meets the requirements of a domestic relations order. All payments made pursuant to any such order shall be charged against the Participant’s deferred account.

12.8           Severability.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

12.9           Gender and Number.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular, and the singular shall include the plural.

12.10           Costs of the Plan.  All costs of implementing and administering the Plan shall be borne by the Company.

12.11           Successors.  All obligations of the Company under the Plan shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

12.12           Applicable Law.  Except to the extent preempted by applicable federal law, the Plan shall be governed by and construed in accordance with the laws of the state of Wisconsin, without reference to the conflict of law principles thereof.

12.13           Effective Date.  The Plan shall become effective at the time that it is approved by stockholders.

ANNUAL MEETING OF STOCKHOLDERS OF

MAGNETEK, INC.

November 9, 2011

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page and use the Company Number and Account Number shown on your proxy card.

TELEPHONE - Call toll-free 1-800-PROXIES
(1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.
COMPANY NUMBER
ACCOUNT NUMBER

Vote online/phone until 11:59 PM EST the day before the meeting.
MAIL – Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON – You may vote your shares in person by attending the Annual Meeting of Stockholders.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 9, 2011. The Notice of Annual Meeting of Stockholders, Proxy Statement and 2011 Annual Report are available at www.magnetek.com in the “Investor Relations” section under “Proxy Online.”

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

The Board of Directors recommends you vote FOR Proposals 1, 2, 3, 4, 5 and 6 and FOR one year in Proposal 7.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
1.Election of Directors:
☐ FOR ALL NOMINEES	NOMINEES: m David A. Bloss, Sr. m Yon Y. Jorden mAlan B. Levine m Peter M. McCormick m Mitchell I. Quain m David P. Reiland
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES
☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in
	the circle next to each nominee you wish to withhold, as shown here:	●

FOR AGAINST ABSTAIN
2.Ratification of the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the six-month transition period ending January 1, 2012.	☐ ☐ ☐
FOR AGAINST ABSTAIN
3.Amend Magnetek’s Restated Certificate of Incorporation to effect a reverse stock split with the final decision to proceed determined by the Board of Directors not later than December 31, 2012.	☐ ☐ ☐
FOR AGAINST ABSTAIN
4.Approval of First Amendment to Second Amended and Restated 2004 Stock Incentive Plan of Magnetek, Inc.	☐ ☐ ☐
FOR AGAINST ABSTAIN
5.Approval of Director Compensation and Deferral Investment Plan.	☐ ☐ ☐
FOR AGAINST ABSTAIN
6.Non-binding vote on executive compensation.	☐ ☐ ☐
1 YR 2 YR 3 YR ABSTAIN
7.Non-binding vote on the frequency of future votes on executive compensation.	☐ ☐ ☐ ☐

8.The undersigned hereby confers upon the proxies the discretion to act upon such other business as may properly come before said meeting or adjournment thereof.

Receipt of copies of the Annual Report to Stockholders, the Notice of the Annual Meeting of Stockholders and the Proxy Statement dated September 19, 2011 is hereby acknowledged.
TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

MAGNETEK INC.

ANNUAL MEETING OF STOCKHOLDERS, NOVEMBER 9, 2011

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints PETER M. MCCORMICK and SCOTT S. CRAMER or either of them, attorneys and proxies, to represent the undersigned, with power of substitution, to appear and to vote all shares of stock of MAGNETEK, INC. (the “Company”) which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at N50 W13775 Overview Drive, Menomonee Falls, Wisconsin, on November 9, 2011 at 10:00 a.m. Central Standard Time and any adjournment thereof.

This Proxy, when properly executed, will be voted in the manner directed herein by the stockholder named on the reverse side. If no direction is given, this Proxy will be voted FOR Proposals 1, 2, 3, 4, 5 and 6, and FOR conducting future advisory votes on executive compensation annually and in the proxies’ discretion on any other matters coming before the meeting.

(Continued and to be signed on the reverse side)

COMMENTS: